EXHIBIT 10.94









                              ACQUISITION AGREEMENT


                            dated as of May 23, 1996



                                      Among



                               HENRY SCHEIN, INC.,
                        SILVERMAN'S DENTAL SUPPLY CORP.,
                       SAN FRANCISCO DENTAL SUPPLY, INC.,


                                       and


                                   LARRY OLSON

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II SALE AND PURCHASE OF INVENTORY, SALE AND PURCHASE OF EX-TERRITORY BUSINESS, SALE AND PURCHASE OF SF DESIGNATED
               TERRITORY RELATED BUSINESS AND SALE AND PURCHASE OF
               SF/ROBIN BUSINESS  . . . . . . . . . . . . . . . . . . . . .   21
        2.1    Purchase of Inventory  . . . . . . . . . . . . . . . . . . .   21
        2.2    Purchase of the Ex-Territory Business. . . . . . . . . . . .   23
        2.3    Purchase of the SF Designated Territory Related
               Business.  . . . . . . . . . . . . . . . . . . . . . . . . .   23
        2.4    Purchase of SF/Robin Business. . . . . . . . . . . . . . . .   26
        2.5    Adjusted Purchase Price Determination  . . . . . . . . . . .   29
        2.6    Options  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        2.7    HSI Bridge Loan  . . . . . . . . . . . . . . . . . . . . . .   36
        2.8    HSI Common Stock . . . . . . . . . . . . . . . . . . . . . .   36
        2.9    Allocation of Purchase Price . . . . . . . . . . . . . . . .   37
        2.10   Nonassignable Contracts and Authorizations . . . . . . . . .   37
        2.11   Control of Acquired Business During Adjustment Period  . . .   37
        2.12   Guarantee of Performance by SF . . . . . . . . . . . . . . .   38

ARTICLE III    CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        3.1    The Closing  . . . . . . . . . . . . . . . . . . . . . . . .   38
        3.2    Obligations of SF and Olson  . . . . . . . . . . . . . . . .   38
        3.3    Obligations of HSI and Silverman's.    . . . . . . . . . . .   39

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SF AND OLSON . . . . . . .   40
        4.1    Organization and Qualification . . . . . . . . . . . . . . .   40
        4.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . .   40
        4.3    No Breach  . . . . . . . . . . . . . . . . . . . . . . . . .   40
        4.4    Financial Statements and Sales Information . . . . . . . . .   41
        4.5    Absence of Certain Changes or Events . . . . . . . . . . . .   41
        4.6    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
        4.7    Real Property  . . . . . . . . . . . . . . . . . . . . . . .   42
        4.8    Intellectual Property  . . . . . . . . . . . . . . . . . . .   42
        4.9    Contracts and Commitments  . . . . . . . . . . . . . . . . .   42
        4.10   Accounts Receivable  . . . . . . . . . . . . . . . . . . . .   43
        4.11   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . .   43






























                                       (i)

                                                                            PAGE

        4.12   Customers and Suppliers  . . . . . . . . . . . . . . . . . .   43
        4.13   Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . .   43
        4.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .   44
        4.15   Compliance with Law; Necessary Authorizations  . . . . . . .   44
        4.16   Finders  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        4.17   Consents and Approvals of Governmental Authorities . . . . .   45
        4.18   Related Party Transactions; Intercompany Accounts  . . . . .   45

ARTICLE V      REPRESENTATIONS AND WARRANTIES
               OF HSI AND SILVERMAN'S . . . . . . . . . . . . . . . . . . .   45
        5.1    Organization and Qualification . . . . . . . . . . . . . . .   45
        5.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . .   45
        5.3    No Breach  . . . . . . . . . . . . . . . . . . . . . . . . .   46
        5.4    HSI Financial Statements and Sales Information . . . . . . .   46
        5.5    Absence of Certain Changes or Events . . . . . . . . . . . .   46
        5.6    Customers and Suppliers  . . . . . . . . . . . . . . . . . .   47
        5.7    Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . .   47
        5.8    Finders  . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE VI     COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . .   47
        6.1    Certain Covenants of SF and Olson  . . . . . . . . . . . . .   47
        6.2    Obtaining Consents . . . . . . . . . . . . . . . . . . . . .   49
        6.3    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . .   49
        6.4    Transfer and Retention of Records  . . . . . . . . . . . . .   50
        6.5    Product Replacement and Repairs  . . . . . . . . . . . . . .   50
        6.6    Employee Matters . . . . . . . . . . . . . . . . . . . . . .   50
        6.7    Further Assurances . . . . . . . . . . . . . . . . . . . . .   51
        6.8    Name Change  . . . . . . . . . . . . . . . . . . . . . . . .   51
        6.9    Certain Leased Property Related Matters  . . . . . . . . . .   51

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS
               OF HSI AND SILVERMAN'S . . . . . . . . . . . . . . . . . . .   51
        7.1    Representations and Warranties Accurate  . . . . . . . . . .   51
        7.2    Performance by SF and Olson.   . . . . . . . . . . . . . . .   52
        7.3    Certificate  . . . . . . . . . . . . . . . . . . . . . . . .   52
        7.4    Opinions of Counsel for SF and Olson . . . . . . . . . . . .   52
        7.5    Authorization; Legal Prohibition . . . . . . . . . . . . . .   52
        7.6    Consents . . . . . . . . . . . . . . . . . . . . . . . . . .   52
        7.7    Closing Deliveries . . . . . . . . . . . . . . . . . . . . .   53
        7.8    Absence of Adverse Changes . . . . . . . . . . . . . . . . .   53
        7.9    Payments by SF to Shareholders and Debtholders.  . . . . . .   53
        7.10   Satisfactory Completion of Due Diligence.  . . . . . . . . .   54




























                                      (ii)

                                                                            PAGE

        7.11   Confirmation of Agreed Upon Ex-Territory Business Value  . .   54
        7.12   Distribution Agreement . . . . . . . . . . . . . . . . . . .   54
        7.13   Actions by SF  . . . . . . . . . . . . . . . . . . . . . . .   54
        7.14   Additional Documents, Etc. . . . . . . . . . . . . . . . . .   54

ARTICLE VIII   CONDITIONS PRECEDENT TO OBLIGATIONS OF
               SF AND OLSON . . . . . . . . . . . . . . . . . . . . . . . .   54
        8.1    Representations and Warranties Accurate  . . . . . . . . . .   54
        8.2    Performance by Buyer . . . . . . . . . . . . . . . . . . . .   54
        8.3    Certificate  . . . . . . . . . . . . . . . . . . . . . . . .   54
        8.4    Opinion of Counsel for HSI and Silverman's . . . . . . . . .   55
        8.5    Authorizations; Legal Prohibition  . . . . . . . . . . . . .   55
        8.6    Closing Deliveries . . . . . . . . . . . . . . . . . . . . .   55
        8.7    Actions by HSI and Silverman's.    . . . . . . . . . . . . .   55
        8.8    Additional Documents, Etc. . . . . . . . . . . . . . . . . .   55

ARTICLE IX     RESTRICTIVE COVENANTS  . . . . . . . . . . . . . . . . . . .   55
        9.1    Non-Competition  . . . . . . . . . . . . . . . . . . . . . .   55
        9.2    Non-Solicitation of Employees  . . . . . . . . . . . . . . .   56
        9.3    Non-Solicitation or Interference with
               Customers and Suppliers  . . . . . . . . . . . . . . . . . .   56
        9.4    Acknowledgements . . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE X      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .   57
        10.1   Survival of Representations and Warranties . . . . . . . . .   57
        10.2   Indemnification by SF and Olson  . . . . . . . . . . . . . .   57
        10.3   Indemnification by HSI and Silverman's . . . . . . . . . . .   57
        10.4   Indemnification Procedures . . . . . . . . . . . . . . . . .   58

ARTICLE XI     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   59
        11.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . .   59
        11.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        11.3   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .   61
        11.4   Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   61
        11.5   Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        11.6   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        11.7   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   62
        11.8   Governing Law; Submission to Jurisdiction  . . . . . . . . .   62
        11.9   Binding Effect; Assignment . . . . . . . . . . . . . . . . .   63
        11.10  Severability . . . . . . . . . . . . . . . . . . . . . . . .   63
        11.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .   63
        11.12  No Partnership; Etc. . . . . . . . . . . . . . . . . . . . .   63




























                                      (iii)

                                                                            PAGE

        11.13  Third Parties  . . . . . . . . . . . . . . . . . . . . . . .   63





































































                                      (iv)

EXHIBITS AND SCHEDULES


Exhibits

1.29       Employment Agreement
2.7        SF Note
2.12       Olson Guaranty
3.2(b)     Opinion of Counsel for SF and Olson
3.2(d)-1   Bill of Sale to HSI
3.2(d)-2   Bill of Sale to Silverman's
3.3(d)     Opinion of Counsel for HSI and Silverman's
3.3(e)-1   Assumption Agreement in favor of SF from HSI
3.3(e)-2   Assumption Agreement in favor of SF from Silverman's

Schedules

1.52(a)    Ex-Territory Contracts
1.52(b)    Ex-Territory Excluded Assets
1.124      SF Designated Territory Excluded Assets
1.139      SF/Robin Excluded Assets
2.2.2(e)   Ex-Territory Excluded Liabilities
2.3(b)     Assumed SF Designated Territory Contracts
2.3(c)     SF Excluded Liabilities
2.4(b)     Assumed SF/Robin Contracts
2.4(c)     SF/Robin Excluded Liabilities
4.3        No Breach
4.4A       SF Financial Statements
4.4B SF Financial Statements - Exceptions to Generally Accepted Accounting Principles
4.5        Absence of Certain Changes or Events
4.6        Certain Excluded Assets
4.7        Real Property
4.8        Intellectual Property
4.9        SF/Robin Contracts
4.10       Accounts Receivable
4.11       Inventory
4.12       Customers and Suppliers - Adverse Change, etc.
4.13       Litigation, etc.
4.14       Employee Benefit Plans
4.15(a)    Compliance with Law
4.15(b)    Authorizations
4.17       Consents and Approvals of Governmental Authorities
4.18       Related Party Transactions
5.4A       HSI Financial Statements



























                                       (v)

5.4B HSI Financial Statements - Exceptions to Generally Accepted Accounting Principles
5.5        Absence of Certain Changes or Events
5.7        Litigation, etc.
7.9        Payments by SF to Shareholders and Debtholders






























                                      (vi)

                              ACQUISITION AGREEMENT


ACQUISITION AGREEMENT, dated as of May 23, 1996 (the "Agreement"), by and among Henry Schein, Inc., a Delaware corporation ("HSI"), Silverman's Dental Supply Corp., a New York corporation ("Silverman's"), San Francisco Dental Supply, Inc., a California corporation ("SF"), and Larry Olson, an individual and the principal stockholder of SF ("Olson").

                                   WITNESSETH

          WHEREAS, HSI is principally engaged in the distribution of healthcare products, supplies and equipment primarily to office-based healthcare practitioners in the dental, medical and veterinary markets (the "HSI Business"), including, without limitation, the Pattison Business (as such term is hereinafter defined); and

          WHEREAS, Silverman's is principally engaged in the distribution through direct marketing of dental supplies and equipment (the "Silverman's Business"); and

          WHEREAS, SF is principally engaged in the distribution of dental supplies and equipment (the "SF Business"); and

          WHEREAS, Silverman's is a wholly-owned subsidiary of HSI; and

          WHEREAS, Olson is the principal stockholder of SF and, in such capacity, controls SF; and

          WHEREAS, as a result of the transactions contemplated hereby, Olson shall become the sole stockholder of SF; and

          WHEREAS, subject to the terms and conditions of this Agreement, SF desires to sell and transfer, and HSI desires to purchase and acquire, certain specified inventory owned by SF; and

          WHEREAS, subject to the terms and conditions of this Agreement, SF desires to sell and transfer, and HSI desires to purchase and acquire, the Ex-Territory Business (as such term is hereinafter defined); and

          WHEREAS, subject to the terms and conditions of this Agreement, SF desires to sell and transfer, and HSI desires to purchase and acquire, the SF Designated Territory Related Business (as such term is hereinafter defined); and

          WHEREAS, subject to the terms and conditions of this Agreement, SF desires to sell and transfer, and HSI and Silverman's desire to purchase and acquire, the SF/Robin Business (as such term is hereafter defined); and

          WHEREAS, HSI and Pattison (as such term is hereinafter defined) have concurrently entered into the Pattison Agreement (as such term is hereinafter defined) pursuant to which, among other things, HSI shall acquire certain specified assets and the related business from Pattison; and

          WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement, dated of even date herewith (the "Original Agreement"), by means of their execution and delivery of that certain Agreement, dated of even date herewith (the "Agreement"); and

          WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Original Agreement as amended, modified and supplemented by the Agreement and set forth their complete agreement and understanding with respect to the subject matter hereof;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:


          ARTICLE I  DEFINITIONS
                     -----------

          The terms defined in this Article I, whenever used herein (including the exhibits and schedules hereto, unless otherwise defined therein), shall have the following meanings.

          1.1  "Acquired Assets" shall mean, collectively, the Purchased
                ---------------
Inventory, the Ex-Territory Assets, the SF Designated Territory Related Assets and the SF/Robin Assets.

          1.2  "Adjusted Purchase Price Dispute Statement" shall mean either the
                -----------------------------------------
Designated Territory Sales Dispute Statement or the Silverman's/Robin Sales Dispute Statement, as the case may be.

          1.3  "Affiliate" shall mean any Person that directly or indirectly
                ---------
controls, is controlled by or is under common control with another Person.

          1.4  "Agreed Upon Ex-Territory Business Value" shall mean $2,383,231.
                ---------------------------------------

          1.5  "Agreement" shall mean this Acquisition Agreement, including all
                ---------
Schedules and Exhibits hereto, in each case, as the same may be amended from time to time.

          1.6  "Agreement Date" shall mean May 23, 1996 which is the date on
                --------------
which this Agreement shall be effective.

          1.7  "Assumed Contracts" shall mean, collectively, the leases,
                -----------------
agreements, contracts, commitments and understandings specifically assumed pursuant to Sections 2.3(b) and 2.4(b).

          1.8  "Authorizations" shall mean all licenses, permits, approvals,
                --------------
authorizations, qualifications, concessions or the like, issued by any federal, state, local or foreign regulatory or governmental authorities.

          1.9  "Business" shall mean the distribution of dental supplies and
                --------
equipment, including the HSI Business (but only to the extent the HSI Business includes the distribution of dental supplies and equipment), the Silverman's Business, the Pattison Business, the SF Business and the SF/Robin Business.

          1.10  "Business Day" shall mean any day other than a Saturday, Sunday
                 ------------
or other day on which banks are closed or are authorized to be closed in New York, New York.

          1.11  "Buyer Claimant" shall have the meaning set forth in Section
                 --------------
10.2 of this Agreement.

          1.12  "Closing" shall mean the closing of the purchase and sale of the
                 -------
Acquired Assets and the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business as contemplated by this Agreement.

          1.13  "Closing Date" shall have the meaning set forth in Section 3.1
                 ------------
of this Agreement.

          1.14  "Closing Inventory Report" shall have the meaning set forth in
                 ------------------------
Section 2.1.3(a) of this Agreement.

          1.15  "Closing Payments" shall mean the sum of (i) the SF Closing
                 ----------------
Inventory Payment, (ii) the amount, if any, payable by HSI pursuant to Section 2.1.3(c), (iii) the Agreed Upon Ex-Territory Business Value, (iv) the HSI Closing Sales Payment Amount, (v) the Silverman's/Robin Closing Sales Payment Amount, (vi) the amount, if any, payable by HSI pursuant to Section 2.3(g) and
(vii) the amount, if any, payable by HSI pursuant to Section 2.4(g).

          1.16  "Closing SF Inventory Value" shall mean the Inventory Purchase
                 --------------------------
Price of all Inventory of SF as of the Closing Date which is included in the Purchased Inventory as determined in accordance with Section 2.1.3(b).

          1.17  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                 ----

          1.18  "Combined Designated Territory Net Sales Base" shall mean
                 --------------------------------------------
$33,716,478

          1.19  "Combined HSI/SF Sales" shall mean the sum of HSI Sales and SF
                 ---------------------
Sales.

          1.20  "Combined Silverman's/Robin Net Sales Base" shall mean
                 -----------------------------------------
$13,955,456.

          1.21  "Combined Silverman's/Robin Sales" shall mean the sum of
                 --------------------------------
Silverman's Sales and SF/Robin Sales.


          1.22  "Credit Agreement" shall have the meaning set forth in Section
                 ----------------
7.6(b).

          1.23  "Corporate Account" shall mean any customer which conducts a
                 -----------------
dental practice which is principally owned by one or more Persons who do not practice dentistry at the location of such customer. For purposes of illustration, the parties hereto agree that as of the Agreement Date the Corporate Accounts include Parke-Dental.

          1.24  "Dealer Sales" shall mean any customer who is not a practicing
                 ------------
dentist or doctor or a Corporate Account.

          1.25  "Designated Territory" shall mean, collectively, Iowa, Kansas,
                 --------------------
Minnesota, Missouri, Nebraska, Wisconsin, the portion of Upper Michigan included within the following ZIP codes: all ZIP codes between 49800 and 49999, and the portion of Greater St. Louis included within the following ZIP codes: all ZIP codes between 62000 and 62299.

          1.26  "Designated Territory Business" shall mean the HSI Business (but
                 -----------------------------
only to the extent the HSI Business includes the distribution of dental supplies and equipment) and the SF Business as conducted in the Designated Territory.

          1.27  "Designated Territory Sales" shall mean all Net Sales by HSI and
                 --------------------------
its Affiliates located in the Designated Territory for the 12-month period beginning on the first day of the fourth calendar month immediately succeeding the Closing Date minus New Reps Sales; provided, however, that with respect to
                 -----                 --------  -------
Corporate Accounts, Designated Territory Sales shall only include Corporate Accounts of those Persons who maintain corporate headquarters in the Designated Territory.

          1.28  "Employee Benefit Plan" means any "employee benefit plan" within
                 ---------------------
the meaning of Section 3(3) of ERISA, and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, health, life, stock option, stock purchase, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, bonus, commission, payroll practices, retention or other plan, agreement, policy, trust fund or arrangement, whether written or unwritten, and whether maintained, sponsored or contributed to by SF or any entity that would be deemed a "single employer" with SF under Section 414(b),
(c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA (an "ERISA Affiliate") on behalf of any of the current, former or retired employees of SF or their beneficiaries or with respect to which SF or any ERISA Affiliate of SF has or has had any obligation on behalf of any such employee or beneficiary.

          1.29  "Employment Agreement" shall mean the Employment Agreement
                 --------------------
between Olson and HSI substantially in the form of Exhibit 1.29.

          1.30  "Encumbrance" shall mean any lien, charge, restriction, encum-
                 -----------
brance, option, right of first refusal, security interest, easement, obligation or claim or other third party right of any kind.

          1.31  "Environment" shall mean any surface or subsurface physical
                 -----------
medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, and biota.

          1.32  "Environmental Laws" shall mean any federal, state, local or
                 ------------------
foreign law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment.

          1.33  "Environmental Liabilities" shall mean any claims, judgments,
                 -------------------------
damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (a) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned or operated by SF or any of its Affiliates,
(ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by SF or any of its Affiliates, or (iii) the violation of any Environmental Laws or (b) which arise under the Environmental Laws.

          1.34  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended, and the regulations thereunder.

          1.35  "ERISA Affiliate" shall have the meaning set forth in Section
                 ---------------
1.28 of this Agreement.

          1.36  "Estimated Closing SF Inventory Value" shall mean an estimate of
                 ------------------------------------
the Inventory Purchase Price of all Inventory of SF as of the Closing Date prepared in good faith by SF in accordance with Section 2.1.3(a).

          1.37  "Estimated Designated Territory Sales" shall mean an estimate of
                 ------------------------------------
Designated Territory Sales prepared in good faith by HSI in accordance with
Section 2.5.1(d).

          1.38  "Estimated Goodwill" shall mean an estimate of Goodwill prepared
                 ------------------
in good faith by HSI in accordance with Section 2.6.3.

          1.39  "Estimated HSI Sales" shall mean $25,076,044.
                 -------------------

          1.40  "Estimated HSI/SF Average Eligible Sales" shall mean an estimate
                 ---------------------------------------
of the HSI/SF Average Eligible Sales prepared in good faith by HSI in accordance with Section 2.6.3.

          1.41  "Estimated New Reps Sales" shall mean an estimate of New Reps
                 ------------------------
Sales prepared in good faith by HSI in accordance with Section 2.5.1.1(a).

          1.42  "Estimated New Reps Sales Statement" shall have the meaning set
                 ----------------------------------
forth in Section 2.5.1.1(b).

          1.43  "Estimated SF Sales" shall mean $8,640,434.
                 ------------------

          1.44  "Estimated SF Share of the Overlapping Business Purchase Price"
                 -------------------------------------------------------------
shall mean an estimate of the SF Share of the Overlapping Business Purchase Price prepared in good faith by HSI in accordance with Section 2.6.3.

          1.45  "Estimated SF Share of the Overlapping Designated Territory
                 ----------------------------------------------------------
Business Purchase Price" shall mean an estimate of the SF Share of the
- -----------------------
Overlapping Designated Territory Business Purchase Price prepared in good faith by HSI in accordance with Section 2.6.3.

          1.46  "Estimated SF/Robin Sales" shall mean $7,745,456.
                 ------------------------

          1.47  "Estimated Silverman's Sales" shall mean $6,210,000.
                 ---------------------------

          1.48  "Estimated Silverman's/Robin Average Eligible Sales" shall mean
                 --------------------------------------------------
an estimate of the Silverman's/Robin Average Eligible Sales prepared in good faith by HSI in accordance with Section 2.6.3.

          1.49  "Estimated Silverman's/Robin Sales" shall mean an estimate of
                 ---------------------------------
Silverman's/Robin Sales prepared in good faith by HSI in accordance with Section 2.5.2(d).

          1.50  "Ex-Territory" shall mean any place located in the United States
                 ------------
of America exclusive of the Designated Territory.

          1.51  "Ex-Territory Assets" shall have the meaning set forth in
                 -------------------
Section 1.50.

          1.52  "Ex-Territory Business" shall mean all of SF's right, title and
                 ---------------------
interest in and to its assets (wherever located, tangible and intangible (including goodwill), real, personal or mixed, whether known or unknown and whether or not carried on the books and records of SF) and the SF Business as a going concern, in each case, as conducted in the Ex-Territory (excluding only the assets specified in the proviso below), including, but not limited to, the following (the "Ex-Territory Assets"):

                (a) all of SF's rights under agreements, arrangements, commitments, and understandings ("Ex-Territory Contracts") relating to the SF Business as a going concern as conducted in the Ex-Territory and which are set forth on schedule 1.50(a);

                (b) all of SF's records, files and other data relating to the SF Business as a going concern as conducted in the Ex-Territory;

                (c) all of SF's copyrights and all of SF's rights in the trademarks, service marks, trade names and logos now or previously used by SF in the SF Business as a going concern as conducted in the Ex-Territory;

                (d) all of SF's inventions, computer software, trade secrets and confidential data relating to the SF Business as a going concern as conducted in the Ex-Territory;

                (e) all rights to the name "San Francisco Dental Supply" and all names derivative therefrom (the "SF Name") in the Ex-Territory, and all rights to the names "DDS," "PRN Dental Supply," "Dental Preferred," "Critser's" and "Midwestern Dental" (both within and outside the Ex-Territory) and all names derivative therefrom (collectively, the "Other SF Names");

                (f) all of SF's equipment (including office equipment), computers, furniture, fixtures, leasehold improvements, stationery, forms, labels, promotional materials and similar supplies used by SF in the SF Business as a going concern conducted in the Ex-Territory;

                (g) all other tangible assets owned by SF wherever located in the Ex-Territory;

                (h) customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to SF or the SF Business or the customers and suppliers thereto in the Ex-Territory;

                (i) to the extent transferable, all manufacturer's warranties with respect to any of the foregoing;

                (j) all Authorizations relating to the SF Business as conducted in the Ex-Territory;

                (k)  all "800 numbers"; and

                (l)  all claims against third parties;

provided, however, that the term "Ex-Territory Business" shall not include (i)
- --------  -------
the minute books and stock ledger of SF; (ii) cash and cash equivalents on hand or in banks and debt and equity securities; (iii) SF's accounts receivable or Non-Matching Inventory which is not designated as Optional SF Inventory, (iv) any asset or business included and used principally in the Designated Territory Business or the SF/Robin Business, (v) the assets specifically listed on
Schedule 1.52 hereto or (vi) the Oats Business.

          1.53  "Ex-Territory Contracts" shall have the meaning set forth in
                 ----------------------
Section 1.52(a).

          1.54  "Excess Designated Territory Sales" shall mean the amount, if
                 ---------------------------------
positive, by which Designated Territory Sales exceed the Combined Designated Territory Net Sales Base by more than the Inflation Rate.

          1.55  "Excess Silverman's/Robin Sales" shall mean the amount, if
                 ------------------------------
positive, by which Silverman's/Robin Sales exceed the Combined Silverman's/Robin Net Sales Base by more than the Inflation Rate.

          1.56  "Excluded Liabilities" shall mean all liabilities or obligations
                 --------------------
of SF or Olson of any kind whatsoever, excluding solely those liabilities or obligations which become Assumed Contracts pursuant to this Agreement.

          1.57  "GAAP" shall mean generally accepted accounting principles
                 ----
consistently applied.

          1.58  "Goodwill" shall mean with respect to any acquisition of an
                 --------
Overlapping Designated Territory Business or Overlapping Business, as the case may be, the excess, if any, of the purchase price of any such Business over the book value of such Business as determined in accordance with GAAP.

          1.59  "Hazardous Discharge" shall mean any releasing, spilling,
                 -------------------
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping (including the movement of any material through or in air, soil, surface or groundwater) of Hazardous Substances, whether on, off, under or from the Real Property or any other real property owned, operated, leased or used at any time by SF or any of its predecessors.

          1.60  "Hazardous Substances" shall mean petroleum, petroleum products,
                 --------------------
petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials, wastes or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Laws.

          1.61  "HSI" shall mean Henry Schein, Inc., a Delaware corporation.
                 ---

          1.62  "HSI Business" shall have the meaning set forth in the recitals
                 ------------
hereto.

          1.63  "HSI Closing Documents" shall have the meaning set forth in
                 ---------------------
Section 5.2.

          1.64  "HSI Common Stock" shall mean the common stock, par value $.01
                 ----------------
per share, of HSI.

          1.65  "HSI Designated Territory Assets" shall mean only the following
                 -------------------------------
assets used by HSI in connection with the dental supply and equipment products sold by HSI in the Designated Territory: customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to the HSI Designated Territory Related Business or the customers and suppliers thereto.

          1.66  "HSI Designated Territory Related Business" shall mean the HSI
                 -----------------------------------------
Business as presently conducted to the extent it includes the sale of dental supplies and equipment in the Designated Territory as a going concern.

          1.67  "HSI Financial Statements" shall mean the audited consolidated
                 ------------------------
financial statements of HSI as of December 25, 1993, December 31, 1994 and December 30, 1995, and for each of the fiscal years then ended.

          1.68  "HSI Material Adverse Effect" shall mean any material adverse
                 ---------------------------
effect, individually or in the aggregate, on the condition (financial or otherwise), business, assets, operations or prospects of any of HSI or Silverman's, the HSI Designated Territory Related Business or the Silverman's Business, taken as a whole.

          1.69  "HSI Net Margin Factor" shall mean the product of (x) 8.5 and
                 ---------------------
(y) the quotient of HSI's consolidated after tax net income divided by HSI's consolidated net sales, in each case, for the most recently completed fiscal year of HSI preceding the determination of the HSI Net Margin Factor. For all purposes of this Agreement, the amounts referred to in clause (y) of the immediately preceding sentence shall be determined solely by reference to the audited financial statements of HSI.

          1.70  "HSI Sales" shall mean the sum of the Net Sales of HSI to
                 ---------
customers located in the Designated Territory (other than Net Sales to Corporate Accounts and Dealer Sales) for the fourth quarter of fiscal year 1995 and the first quarter of fiscal year 1996 multiplied by 2, plus Net Sales of Pattison for the fiscal year ending February 29, 1996, determined, in each case, in accordance with Section 2.3(f).

          1.71  "HSI Closing Sales Payment Amount" shall have the meaning set
                 --------------------------------
forth in Section 2.3(e).

          1.72  "HSI/SF Combined Average Eligible Sales" shall mean the sum of
                 --------------------------------------
the following: (i) the product of (A) HSI/SF Combined Eligible Sales for the 12-month period ("Year 1") ending on the last day of the calendar month immediately preceding the date of exercise of a put or call option pursuant to Sections 2.6.1(a) or 2.6.2(a), as the case may be, and (B) 45%, (ii) the product of (A) HSI/SF Combined Eligible Sales for the 12-month period immediately preceding Year 1 ("Year 2") and (B) 35%, and (iii) the product of (A) HSI/SF Combined Eligible Sales for the 12-month period immediately preceding Year 2 and
(B) 20%.

          1.73  "HSI/SF Combined Eligible Sales" shall mean, for any period, the
                 ------------------------------
dollar value of the aggregate Net Sales by HSI and its Affiliates under the "Schein" or "SF Dental" name to customers located in the Designated Territory (other than Net Sales to Corporate Accounts and Dealer Sales), as determined in accordance with Section 2.6.3; provided, however, that with respect to Corporate
                               --------  -------
Accounts, HSI/SF Combined Eligible Sales shall only include Corporate Accounts of those Persons who maintain corporate headquarters in the Designated Territory.

          1.74  "HSI/SF Combined Sales" shall mean the sum of HSI Sales and SF
                 ---------------------
Sales.

          1.75  "HSI/SF Designated Territory Assumed Liabilities" shall have the
                 -----------------------------------------------
meaning set forth in Section 2.3(b) hereto.

          1.76  "HSI/SF Sales Dispute Statement" shall have the meaning set
                 ------------------------------
forth in Section 2.3(f).

          1.77  "HSI/Silverman's Authorizations" shall mean, collectively, all
                 ------------------------------
Authorizations held, used or required by HSI and/or Silverman's in connection with the HSI Designated Territory Related Business and the Silverman's Business.

          1.78  "HSI/Silverman's Business" shall mean the HSI Business and
                 ------------------------
Silverman's Business with respect to dental supplies and equipment sold under the name "Schein" and "Silverman's".

          1.79  "Indemnitee" and "Indemnitor" shall have the meanings set forth
                 ----------       ----------
in Section 10.4(a) of this Agreement.

          1.80  "Ineligible Inventory" shall mean all Inventory which is
                 --------------------
obsolete, damaged, excessive, below standard quality or slow moving (i.e., items
                                                                     ----
that are for discontinued or expected to be discontinued product lines, or have a stated expiration date of 6 months or less from the Closing Date, or items that have not been used or sold within 6 months prior to the date hereof, or items that have not been sold within the customary inventory turnover cycle of SF with respect to such item, or items for which there is excess capacity (i.e.,
                                                                           ----
more products are on hand of any such item than have been sold in the past nine
(9) months)).

          1.81  "Inflation Rate" shall mean the increase in the cost of living
                 --------------
for the 12-month period beginning on the first day of the fourth calendar month immediately succeeding the Closing Date based on "The Consumer Price Index for all Urban Consumers (1967 = 100)" (the "Index"), published by the United States Department of Labor and computed as follows:

          (i) The Index number in the column for Chicago-Gary-Lake County, Ill-In-Wi, entitled "all items," for the fourth calendar month immediately succeeding the Closing Date, shall be the "base index number" and the corresponding Index number for such month for the next year shall be the current Index number;

          (ii) The increase in the cost of living during the relevant measurement period shall be determined by subtracting the base Index number
(BIN) from the current Index number (CIN), and dividing the result thereof by the BIN, in accordance with the following formula: increase in cost of living =
CIN minus BIN   BIN; and
- ---

          (iii) In the event the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for Chicago-Gary-Lake County, Ill-In-Wi as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties hereto.

          1.82  "Intellectual Property" shall mean all United States and foreign
                 ---------------------
patents and pending patent applications, unpatented inventions, trademarks, service marks and trade names, including, without limitation, the marks and patents described on Schedule 4.8 of this Agreement, and copyrights, and registrations and pending applications therefor, and all trade secrets, trade names, computer programs and software, research and development, know-how, customer lists, manufacturing, engineering and other drawings and blueprints, technology, technical information, engineering data, design and engineering specifications, inventions and other proprietary processes and information of any kind owned by SF or Olson or in which SF or Olson has a proprietary or ownership or usage right, and all software necessary or desirable to operate equipment included in the Acquired Assets, all as set forth on
Schedule 4.8 of this Agreement.

          1.83  "Inventory" shall mean all inventory and related items
                 ---------
(including all production, shipping and packaging supplies) relating to or used or useful in connection with the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business.

          1.84  "Inventory Dispute Statement" shall have the meaning set forth
                 ---------------------------
in Section 2.1.3(b) of this Agreement.

          1.85  "Inventory Disputed Items" shall have the meaning set forth in
                 ------------------------
Section 2.1.3(b) of this Agreement.

          1.86  "Inventory Purchase Price" shall mean the lower of (x) the
                 ------------------------
Invoice Price or (y) market price of all Purchased Inventory goods and products other than Ineligible Inventory, minus an inventory reserve computed in accordance with GAAP.

          1.87  "Invoice Price" shall mean, in the case of Purchased Inventory
                 -------------
finished goods and products other than Ineligible Inventory, the last actual purchase price in accordance with SF's customary accounting principles (after giving effect to any actual discounts or allowances (including cash discounts and vendor rebates)) immediately prior to the Closing Date at which SF purchased such Inventory from a non-Related Party.

          1.88  "IRS" shall mean the Internal Revenue Service (or any successor
                 ---
agency thereto).

          1.89  "Losses" shall have the meaning set forth in Section 10.2 of
                 ------
this Agreement.

          1.90  "Material Adverse Effect" shall mean any material adverse
                 -----------------------
effect, individually or in the aggregate, on the condition (financial or otherwise), business, assets, operations or prospects of SF, or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business or the Acquired Assets.

          1.91  "New Reps Sales" shall mean all Net Sales attributable to New
                 --------------
Sales Reps for the 3-month period immediately succeeding the Closing Date multiplied by 4, determined in accordance with Section 2.5.1.1(b).

          1.92  "New Reps Sales Dispute Statement" shall have the meaning set
                 --------------------------------
forth in Section 2.5.1.1.(b).

          1.93  "New Sales Reps" shall have the meaning set forth in Section
                 --------------
2.5.1.1(a).

          1.94  "Net Sales" shall mean net sales (as determined in accordance
                 ---------
with GAAP, taking into account any returns and allowances) of dental supplies and equipment (other than software).

          1.95  "Non-Matching Inventory" shall mean any Inventory owned or held
                 ----------------------
by SF which is not SF Like Kind Inventory or Ineligible Inventory.

          1.96  "Oats Business" shall mean the marketing, development and sale
                 -------------
of oats based products through any entity owned or controlled by Olson including, but not limited to, Ultravena Industries USA Ltd., Sativa Medical USA Ltd. and Advanced Dental Technologies Ltd.

          1.97  "Olson" shall mean Larry Olson.
                 -----

          1.98  "Option Dispute Statement" shall have the meaning set forth in
                 ------------------------
Section 2.6.3.

          1.99  "Option Statement" shall have the meaning set forth in Section
                 ----------------
2.6.3.

          1.100 "Optional SF Inventory" shall mean all Inventory owned by SF
                 ---------------------
which is not SF Like Kind Inventory; provided, however, that the Optional SF
                                     --------  -------
Inventory shall not include any Ineligible Inventory.

          1.101 "Overlapping Business" shall mean any Person principally engaged
                 --------------------
in the distribution of dental supplies or equipment to the discount or "low end" market segment of the same type or same customer base as the Silverman's/Robin Business.

          1.102 "Overlapping Business Purchase Price" shall mean the sum of all
                 -----------------------------------
cash and the fair market value of all property paid by HSI and/or its Affiliates (including, for this purpose, the assumption of any debt) for the purchase of each Overlapping Business, plus imputed interest thereon at the Prime Rate.

          1.103 "Overlapping Designated Territory Business" shall mean any
                 -----------------------------------------
Person engaged in the distribution of dental supplies or equipment (in whole or in part) to customers located in the Designated Territory.

          1.104 "Overlapping Designated Territory Business Purchase Price" shall
                 --------------------------------------------------------
mean the sum of all cash and the fair market value of all property paid by HSI and/or the Affiliates (including, for this purpose, the assumption of any debt) for the purchase of each Overlapping Designated Territory Business, plus imputed interest thereon at the Prime Rate.

          1.105 "Pattison" shall mean Pattison-McGrath Company Dental Supplies,
                 --------
a Missouri corporation and wholly-owned subsidiary of SF.

          1.106 "Pattison Agreement" shall mean the Acquisition Agreement, dated
                 ------------------
as of May 23, 1996, by and between HSI and Pattison.

          1.107 "Pattison Assets" shall mean the "Pattison Assets" as such term
                 ---------------
is defined in the Pattison Agreement.

          1.108 "Pattison Business" shall mean the "Business" as such term is
                 -----------------
defined in the Pattison Agreement.

          1.109 "Pattison Note" shall mean the "Pattison Note" as such term is
                 -------------
defined in the Pattison Agreement.

          1.110 "Permitted Activities" shall have the meaning set forth in
                 --------------------
Section 9.1 of this Agreement.

          1.111 "Permitted Encumbrances" means mechanics', carriers', workmen's,
                 ----------------------
repairmen's and other similar liens arising or incurred in the ordinary course of business, purchase money liens arising in the ordinary course of business and liens for taxes, assessments and other governmental charges not due and payable or that may be paid without penalty.

          1.112 "Person" shall mean any natural person, corporation, limited or
                 ------
limited liability partnership, general partnership, joint venture, association, joint-stock company, limited liability company, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental unit or agency or political subdivision thereof.

          1.113 "Prime Rate" shall mean the fluctuating prime or base rate
                 ----------
publicly announced from time to time by The Chase Manhattan Bank, N.A. (or any successor thereto).

          1.114 "Purchased Inventory" shall mean all Inventory purchased by HSI
                 -------------------
pursuant to Section 2.1.1.

          1.115 "Real Property" shall mean the real property and interest in
                 -------------
real property described on Schedule 4.7 held by SF and the plants, buildings, structures, storage tanks, erections and improvements of all kinds made to, located on or forming a part of the real property and interests in real property (including, without limitation, all fixtures), together with all easements, rights-of-way, appurtenances and tenements to, on or otherwise beneficial to the use of such real property or interests in real property or in the operation of the SF Business, the Ex-Territory Business, the SF Designed Territory Related Business or the SF/Robin Business.

          1.116 "Related Party" shall have the meaning set forth in Section 4.18
                 -------------
of this Agreement.

          1.117 "Robin Name" shall mean the name "Robin,"  "Robin Dental" or
                 ----------
"Robin Dental Company" and all names derivative therefrom.

          1.118 "Securities Act" shall mean the Securities Act of 1933, together
                 --------------
with the rules and regulations promulgated thereunder.

          1.119 "Seller Claimant" shall have the meaning set forth in Section
                 ---------------
10.3 of this Agreement.

          1.120 "SF" shall mean San Francisco Dental Supplies, Inc., a
                 --
California corporation, and, unless the context otherwise requires, shall also include all of SF's subsidiaries.

          1.121 "SF Closing Documents" shall have the meaning set forth in
                 --------------------
Section 4.2.

          1.122 "SF Closing Inventory Payment" shall have the meaning set forth
                 ----------------------------
in Section 2.1.2.

          1.123 "SF Closing Sales Payment Amount" shall have the meaning set
                 -------------------------------
forth in Section 2.3(c).

          1.124 "SF Designated Territory Assets" shall mean all of SF's right,
                 ------------------------------
title and interest in and to its assets (wherever located, tangible and intangible (including goodwill), real, personal or mixed, whether known or unknown and whether or not carried on the books and records of SF) and the SF Business as a going concern, in each case, as conducted in the Designated Territory (excluding only the assets specified in the proviso below), including, but not limited to, the following:

                (a) all of SF's rights under agreements, arrangements, commitments, and understandings ("SF Designated Territory Contracts") relating to the SF Designated Territory Related Business;

                (b) all of SF's records, files and other data relating to the SF Designated Territory Related Business;

                (c) all of SF's copyrights and all of SF's rights in the trademarks, service marks, trade names and logos now or previously used by SF in the SF Designated Territory Related Business;

                (d) all of SF's inventions, computer software, trade secrets and confidential data relating to the SF Designated Territory Related Business;

                (e) all rights to the SF Name and the Other Names in the Designated Territory;

                (f) all of SF's equipment (including office equipment), computers, furniture, fixtures, leasehold improvements, stationery, forms, labels, promotional materials and similar supplies used principally in connection with the SF Designated Territory Related Business;

                (g) all other tangible assets owned by SF wherever located in the Designated Territory;

                (h) customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to the SF Designated Territory Related Business or the customers and suppliers thereto in the Designated Territory;

                (i) to the extent transferable, all manufacturer's warranties with respect to any of the foregoing;

                (j) all Authorizations relating to the SF Designated Territory Related Business;

                (k)  all "800 numbers"; and

                (l)  all claims against third parties;

provided, however, that the term "SF Designated Territory Assets" shall not
- --------  -------
include (i) the minute books and stock ledger of SF; (ii) cash and cash equivalents on hand or in banks and debt and equity securities; (iii) SF's accounts receivable or Non-Matching Inventory which is not designated as Optional SF Inventory, (iv) any asset or business included in the Ex-Territory Business, the Robin Business or the SF/Robin Business, (v) the real property and other SF assets specifically set forth on Schedule 1.124 hereto or (vi) the Oats Business.

          1.125 "SF Designated Territory Contracts" shall have the meaning set
                 ---------------------------------
forth in Section 1.124(a).

          1.126 "SF Designated Territory Related Business" shall mean the SF
                 ----------------------------------------
Business as a going concern as conducted in the Designated Territory.

          1.127 "SF Excluded Assets" shall mean, collectively, all of the assets
                 ------------------
of SF referred to in the proviso contained in the definitions of Ex-Territory Business, SF Designated Territory Assets and SF/Robin Assets and the Oats Business.

          1.128 "SF Financial Statements" shall mean, collectively, (a) in the
                 -----------------------
case of each of SF, Robin Dental Company and Critser's Dental Equipment, Inc., its unaudited financial statements as of (i) December 31, 1993, 1994 and 1995, and for each of the fiscal years then ended and (ii) March 31, 1996, and for the fiscal quarter then ended and (b) in the case of Midwestern Dental, Inc., its unaudited financial statements as of (i) February 29, 1996 and February 28, 1995, and for each of the fiscal years then ended and (ii) March 31, 1996, and for the month then ended.

          1.129 "SF Like Kind Inventory" shall mean all Inventory owned by SF
                 ----------------------
relating to or useful in connection with the SF Business, the SF Designated Territory Related Business, the Ex-Territory Business or the SF/Robin Business which (i) matches a stock keeping unit currently sold by HSI and/or (ii) is large dental equipment, and which is not, in either case, Ineligible Inventory.

          1.130 "SF Name" shall have the meaning set forth in Section 1.52(e).
                 -------

          1.131 "SF Note" shall have the meaning set forth in Section 2.7.
                 -------

          1.132 "SF Sales" shall mean the sum of the Net Sales of SF to non-
                 --------
Related Parties located in the Designated Territory (other than Net Sales to Corporate Accounts and Dealer Sales) for the fourth quarter of fiscal year 1995 and the first quarter of fiscal year 1996 multiplied by 2, determined in accordance with Section 2.3(f).

          1.133 "SF Share of the Overlapping Business Purchase Price" shall mean
                 ---------------------------------------------------
the product of (x) the Overlapping Business Purchase Price and (y) a fraction, the numerator of which is total Net Sales of the Overlapping Businesses attributable to the distribution of dental supplies and equipment to the discount or "low-end" market segment of the same type or same customer base as the Silverman's/Robin Business at the time of acquisition and the denominator of which is the sum of the total Net Sales of the Overlapping Businesses at the time of acquisition plus all other Net Sales of any such Overlapping Businesses which do not constitute sales attributable to the distribution of dental supplies and equipment to the discount or "low-end" market segment of the same type and to the same customer base as the Silverman's/Robin Business, multiplied
                                                                      ----------
by 20%.

          1.134 "SF Share of the Overlapping Designated Territory Business
                 ---------------------------------------------------------
Purchase Price" shall mean the product of (x) the Overlapping Designated
- --------------
Territory Business Purchase Price and (y) a fraction, the numerator of which is total Net Sales of the Overlapping Designated Territory Businesses within the Designated Territory at the time of acquisition and the denominator of which is the sum of total Net Sales of the Overlapping Designated Territory Businesses at the time of acquisition plus all other Net Sales of any such Overlapping Designated Territory Businesses to customers located inside or outside of the Designated Territory, multiplied by 30%.
                      ----------

          1.135 "SF/Robin Authorizations" shall mean, collectively, all
                 -----------------------
Authorizations held, used or required by SF in connection with the SF Business, the Ex-Territory Business, SF Designated Territory Related Business and/or the SF/Robin Business.

          1.136 "SF/Robin Business" shall mean the SF Business, but only with
                 -----------------
respect to the distribution through direct marketing of dental supplies and equipment principally under the name "Robin" and "Robin Dental" as presently conducted, excluding the Oats Business.

          1.137 "SF/Robin Contracts" shall have the meaning set forth in Section
                 ------------------
4.9.

          1.138 "SF/Robin Closing Sales Payment Amount" shall have the meaning
                 -------------------------------------
set forth in Section 2.4(e).

          1.139 "SF/Robin Assets" shall mean all right, title and interest of SF
                 ---------------
in and to its assets (wherever located, tangible and intangible (including goodwill), real, personal or mixed, whether known or unknown and whether or not carried on the books and records of SF) relating to the SF/Robin Business and the SF/Robin Business as a going concern (excluding only the assets specified in the proviso below), including, but not limited to, the following:

                (a) all of SF's rights under agreements, arrangements, commitments, and understandings relating to the SF/Robin Business;

                (b) all of SF's records, files and other data relating to the SF/Robin Business;

                (c) all of SF's copyrights and all of SF's rights in the trademarks, service marks, trade names and logos now or previously used by SF in the SF/Robin Business;

                (d) all of SF's inventions, computer software, trade secrets and confidential data relating to the SF/Robin Business;

                (e) all rights to the SF Name and the Other Names as used in the SF/Robin Business and all rights to the Robin Name;

                (f) all of SF's equipment (including office equipment), computers, furniture, fixtures, leasehold improvements, stationery, forms, labels, promotional materials and similar supplies used principally in connection with the SF/Robin Business;

                (g) all other tangible assets owned by SF and used in the SF/Robin Business wherever located;

                (h) customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to the SF/Robin Business or the customers and suppliers thereto;

                (i) to the extent transferable, all manufacturer's warranties with respect to any of the foregoing;

                (j)  all Authorizations relating to the SF/Robin Business;

                (k)  all "800 numbers"; and

                (l)  all claims against third parties;

provided, however, that the term "SF/Robin Assets" shall not include (i) the
- --------  -------
minute books and stock ledger of SF; (ii) cash and cash equivalents on hand or in banks and debt and equity securities; (iii) SF's accounts receivable or Non-Matching Inventory which is not designated as Optional SF Inventory, (iv) any asset or business included in the Ex-Territory Business or the Designated Territory Business, (v) any asset specifically listed on Schedule 1.134 hereto or (vi) the Oats Business.

          1.140 "SF/Robin Sales" shall mean the sum of the Net Sales of the
                 --------------
SF/Robin Business to non-Related Parties (other than Net Sales to Corporate Accounts and Dealer Sales) for the fourth quarter of fiscal year 1995 and the first quarter of fiscal year 1996 multiplied by 2, determined in accordance with
Section 2.4(f).

          1.141 "Shortfall Designated Territory Sales" shall mean the amount, if
                 ------------------------------------
positive, by which the Combined Designated Territory Sales Base exceeds Designated Territory Sales.

          1.142 "Shortfall Silverman's/Robin Sales" shall mean the amount, if
                 ---------------------------------
positive, by which the Combined Silverman's/Robin Sales Base exceeds Silverman's/Robin Sales.

          1.143 "Silverman's" shall mean Silverman's Dental Supply Corp., a New
                 -----------
York corporation.

          1.144 "Silverman's Assets" shall mean all of Silverman's right, title
                 ------------------
and interest in and to its assets (wherever located, tangible and intangible (including goodwill), real, personal or mixed, whether known or unknown and whether or not carried on the books and records of Silverman's) and the Silverman's Business as a going concern (excluding only the assets specified in the proviso below), including, but not limited to, the following:

                (a) all of Silverman's rights under agreements, arrangements, commitments, and understandings ("Silverman's Contracts") relating to the Silverman's Business;

                (b) all of Silverman's records, files and other data relating to the Silverman's Business;

                (c) all of Silverman's copyrights and all of Silverman's rights in the trademarks, service marks, trade names and logos now or previously used by Silverman's in the Silverman's Business;

                (d) all of Silverman's inventions, computer software, trade secrets and confidential data relating to the Silverman's Business;

                (e) all of Silverman's equipment (including office equipment), computers, furniture, fixtures, leasehold improvements, stationery, forms, labels, promotional materials and similar supplies used principally in connection with the Silverman's Business;

                (f) all other tangible assets owned by Silverman's wherever located;

                (g) customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to the Silverman's Business or the customers and suppliers thereto;

                (h) to the extent transferable, all manufacturer's warranties with respect to any of the foregoing;

                (i)  all Authorizations relating to the Silverman's Business;

                (j)  all "800 numbers"; and

                (k)  all claims against third parties;

provided, however, that the term "Silverman's Assets" shall not include (i) the
- --------  -------
minute books and stock ledger of Silverman's; (ii) cash and cash equivalents on hand or in banks and debt and equity securities; (iii) Silverman's accounts receivable; (iv) Inventory of Silverman's or (v) any asset or business included in the Ex-Territory Business or the Designated Territory Business.

          1.145 "Silverman's Contracts" shall have the meaning set forth in
                 ---------------------
Section 1.144(a).

          1.146 "Silverman's Sales" shall mean the sum of the Net Sales of
                 -----------------
Silverman's to unaffiliated third parties (other than Net Sales to Corporate Accounts and Dealer Sales) during the fourth quarter of fiscal year 1995 and the first quarter of fiscal year 1996 multiplied by 2, determined in accordance with
Section 2.4(f).

          1.147 "Silverman's/Robin Assumed Liabilities" shall have the meaning
                 -------------------------------------
set forth in Section 2.4(b).

          1.148 "Silverman's/Robin Business" shall mean, collectively, the
                 --------------------------
combined businesses of Silverman's and SF/Robin.

          1.149 "Silverman's Closing Sales Payment Amount" shall have the
                 ----------------------------------------
meaning set forth in Section 2.4(e).

          1.150 "Silverman's/Robin Combined Average Eligible Sales" shall mean
                 -------------------------------------------------
the sum of the following: (i) the product of (A) Silverman's/Robin Combined Eligible Sales for the 12-month period ("Year 1") ending on the last day of the calendar month immediately preceding the date of exercise of a put or call option pursuant to Sections 2.6.1(b) or 2.6.2(b), as the case may be, and (B) 45%, (ii) the product of (A) Silverman's/Robin Combined Eligible Sales for the 12-month period immediately preceding Year 1 ("Year 2") and (B) 35%, and (iii) the product of (A) Silverman's/Robin Combined Eligible Sales for the 12-month period immediately preceding Year 2 and (B) 20%.

          1.151 "Silverman's/Robin Combined Eligible Sales" shall mean, for any
                 -----------------------------------------
period, the dollar value of the aggregate Net Sales by HSI and/or Silverman's under the "Silverman's" or "Robin" name (other than Net Sales to Corporate Accounts and Dealer Sales), as determined in accordance with Section 2.6.3.

          1.152 "Silverman's/Robin Sales" shall mean all Net Sales of the
                 -----------------------
Silverman's/Robin Business for the 12-month period beginning on the last day of the fourth calendar month immediately succeeding the Closing Date.

          1.153 "Silverman's/Robin Sales Dispute Statement" shall have the
                 -----------------------------------------
meaning set forth in Section 2.5.2(d).

          1.154 "Silverman's/Robin Sales Statement" shall have the meaning set
                 ---------------------------------
forth in Section 2.5.2(d).

          1.155 "Taxes" (or "Tax" where the context requires) shall mean all
                 -----
federal, state, local, foreign or other taxes, duties, or similar charges (including, without limitation, income (whether net or gross), profits, premium, estimated, excise, sales, use, environmental (including taxes under Code Section
59A), occupancy, franchise, license, value added stamp, windfall profits, social security, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, gains, withholding, occupation, employment and payroll related and property taxes, alternative or add-on, minimum or estimated, import and export duties and other governmental charges and assessments) imposed by any taxing or governmental authority on or payable by SF or any other party with respect to the income, operations, products, assets or properties of SF, whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          1.156 "Third Accountants" shall mean Ernst & Young LLP.
                 -----------------

          1.157 "Undisputed HSI Sales" shall have the meaning set forth in
                 --------------------
Section 2.3(f).

          1.158 "Undisputed HSI/SF Combined Sales" shall mean the sum of
                 --------------------------------
Undisputed HSI Sales and Undisputed SF Sales.

          1.159 "Undisputed SF Sales" shall have the meaning set forth in
                 -------------------
Section 2.3(f).

          1.160 "Undisputed SF/Robin Sales" shall have the meaning set forth in
                 -------------------------
Section 2.4(e).

          1.161 "Undisputed Silverman's Sales" shall have the meaning set forth
                 ----------------------------
in Section 2.4(e).

          1.162 "Undisputed Silverman's/Robin Combined Sales" shall mean the sum
                 -------------------------------------------
of Undisputed Silverman's Sales and Undisputed SF/Robin Sales.


          ARTICLE II SALE AND PURCHASE OF INVENTORY, SALE
                     ------------------------------------
                     AND PURCHASE OF EX-TERRITORY BUSINESS,
                     --------------------------------------
                     SALE AND PURCHASE OF SF DESIGNATED
                     ----------------------------------
                     TERRITORY RELATED BUSINESS AND SALE AND
                     ---------------------------------------
                     PURCHASE OF SF/ROBIN BUSINESS
                     -----------------------------

          2.1   Purchase of Inventory.
                ---------------------

                2.1.1  Purchased Inventory.  (a)  Upon terms and subject to the
                       -------------------
conditions hereof, upon the basis of the agreements, representations and warranties contained in, and the schedules and exhibits to, this Agreement, at the Closing, SF shall sell, transfer, assign, convey, and deliver to HSI, and HSI shall purchase and acquire from SF, all of the SF Like Kind Inventory, free and clear of all Encumbrances.

                (b) At the Closing, at the option of HSI (the exercise of which shall be in the sole and absolute discretion of HSI), HSI may purchase and acquire from SF, and, if HSI exercises such option, SF shall sell, transfer, assign, convey, and deliver to HSI, all or such portion of the Optional SF Inventory as shall be designated by HSI, free and clear of all Encumbrances.

                2.1.2  Purchase Price.  In consideration for the Purchased
                       --------------
Inventory, HSI shall pay to SF at the Closing an amount equal to the product of
(x) the Estimated Closing SF Inventory Value and (y) 80% (the "SF Closing Inventory Payment").

                2.1.3      Closing Inventory.  (a)  At least five (5) Business
                           -----------------
Days before the Closing Date1, SF shall complete preparation of an inventory report (by SKU number, quantity and Invoice Price) setting forth the Estimated Closing SF Inventory Value (such inventory report is hereinafter referred to as the "Closing Inventory Report").

                (b) SF will deliver the Closing Inventory Report to HSI at least three (3) Business Days before the Closing Date. Following receipt of the Closing Inventory Report, HSI will have a period of twenty (20) Business Days after the Closing Date to review the Closing Inventory Report. At or before the end of such review period, HSI will either (i) accept the Closing Inventory Report in its entirety, in which case the Closing SF Inventory Value shall be deemed to be equal to the Estimated Closing SF Inventory Value as set forth in the Closing Inventory Report or (ii) deliver to SF a written explanation (the "Inventory Dispute Statement") of those items in the Closing Inventory Report which HSI in good faith disputes (the "Inventory Disputed Items"), in which case the Estimated Closing SF Inventory Value not affected by Inventory Disputed Items shall be deemed to be as set forth in the Closing Inventory Report.
Within a further period of thirty (30) Business days from the date on which the Inventory Dispute Statement is delivered by HSI, the parties will attempt to resolve in good faith any Inventory Disputed Items. In the absence of such resolution by the last day of such thirty (30) Business Day period, the unresolved Inventory Disputed Items will be referred for final binding resolution by the Third Accountants. Each of HSI and SF shall be entitled to make a brief supplemental oral presentation to the Third Accountants. The Closing SF Inventory Value affected by any Inventory Disputed Items will be determined by the Third Accountants within thirty (30) days of such reference based upon the definitions of Inventory, SF Like Kind Inventory, Closing SF Inventory Value, Inventory Purchase Price, Invoice Price, Non-Matching Inventory and Ineligible Inventory as set forth herein. The determination of such firm will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI or SF, as the case may be, shall make the payments, if any, required by Section 2.1.3(c). The fees and expenses of the Third Accountants shall be paid one-half by HSI and one-half by SF.

                (c) If the Closing SF Inventory Value is (i) greater than the SF Closing Inventory Payment, then HSI shall pay SF an amount equal to such difference within ten (10) days after the determination of the Closing SF Inventory Value or (ii) less than the SF Closing Inventory Payment, then SF shall pay HSI an amount equal to such difference within ten (10) days after the determination of the Closing SF Inventory Value.

                2.1.4  Right to Set-Off.  Notwithstanding anything in this
                       ----------------
Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable

































          --------------------

          1 In light of the changed circumstances, it seemed appropriate to make this change.

by HSI to SF on the Closing Date pursuant to any provision of this Agreement against any amount due and payable by SF to HSI on the Closing Date.

          2.2   Purchase of the Ex-Territory Business.
                -------------------------------------

                2.2.1  Purchase of the Ex-Territory Business.  Upon terms and
                       -------------------------------------
subject to the conditions hereof, upon the basis of the agreements, representations and warranties contained in, and the schedules and exhibits to, this Agreement at the Closing, SF shall sell, transfer, assign, convey, and deliver to HSI, and HSI shall purchase and acquire from SF, all of the Ex-Territory Business free and clear of all Encumbrances (other than Permitted Encumbrances).

                2.2.2  Purchase Price.  In consideration for the Ex-Territory
                       --------------
Business, at the Closing HSI shall pay to SF an amount equal to the Agreed Upon Ex-Territory Business Value. Notwithstanding anything in this Agreement to the contrary, HSI is not assuming, and shall not have any liability, (a) for any income, franchise, sales, payroll, withholding or other taxes of SF, (b) for any expenses of SF related to the negotiation, preparation and execution of this Agreement, (c) as a "successor-in-interest" to SF with respect to the Ex-Territory Business, (d) for any accounts payable of SF, or (e) for any matter or thing set forth on Schedule 2.2.2(e).

                2.2.3  Right to Set-Off.  Notwithstanding anything in this
                       ----------------
Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to SF on the Closing Date pursuant to any provision of this Agreement against any amount due and payable by SF to HSI on the Closing Date.

          2.3   Purchase of the SF Designated Territory Related Business.
                --------------------------------------------------------

                (a) At the Closing, and in accordance with the terms and provisions of this Agreement, SF will assign, transfer, convey and deliver to HSI, and HSI will acquire from SF, all of SF's right, title and interest in and to the SF Designated Territory Assets and the SF Designated Territory Related Business as a going concern, free and clear of all Encumbrances (other than Permitted Encumbrances and the liabilities and obligations referred to in
Section 2.3(b)). Notwithstanding anything in this Agreement to the contrary, SF is not assigning, transferring, conveying or delivering to HSI any of the SF Excluded Assets. HSI shall initially use the HSI Designated Territory Assets, HSI Designated Territory Related Business, the Pattison Assets and the Pattison Business, together with the SF Designated Territory Assets and the SF Designated Territory Related Business, to conduct the Designated Territory Business.

                (b) At the Closing, and in accordance with the terms and provisions of, this Agreement, HSI is assuming and agreeing to pay, perform and discharge only the following obligations and liabilities relating to the SF Designated Territory Assets and the SF Designated Territory Related Business (collectively, the "HSI/SF Designated Territory Assumed Liabilities"): all liabilities and obligations of SF arising after the Closing Date under the SF Designated Territory Contracts listed on Schedule 2.3(b) hereto.

                (c) Except as specifically provided in Section 2.3(b), HSI is not assuming, and shall not have any liability for, any liabilities or obligations of SF or any liabilities or obligations which arose or may arise out of the operations of the SF Designated Territory Assets or the SF Designated Territory Related Business prior to the Closing Date, and SF shall pay, perform and discharge all such liabilities and obligations when due in the ordinary course of business. Without limitation to the generality of the foregoing, HSI is not assuming, and shall not have any liability, (a) for any income, franchise, sales, payroll, withholding or other taxes of SF, (b) for any expenses of SF related to the negotiation, preparation and execution of this Agreement or the consummation of the transactions contemplated hereby, (c) as a "successor-in-interest" to SF with respect to the SF Designated Territory Related Business, (d) for any accounts payable of SF, or (e) for any matter or thing set forth on Schedule 2.3(c).

                (d) As total consideration for the assets and business being sold, transferred, conveyed and delivered to HSI by SF pursuant to this Section 2.3, HSI shall:

                         (i) Assume the HSI/SF Designated Territory Assumed Liabilities; and

                         (ii) Pay SF the amount referred to in Section 2.3(e)(x) and (g) below; and

                         (iii) Pay SF any amount which may become due and payable pursuant to Section 2.5.1(a), 2.6.1(a) or 2.6.2(a), as the case may be.

                (e) In connection with the sale, transfer, conveyance and delivery to HSI by SF of the SF Designated Territory Assets and SF Designated Territory Related Business, at the Closing, (x) HSI shall pay SF an amount (the "HSI Closing Sales Payment Amount"), if positive, equal to the Undisputed SF Sales minus the product of (i) Undisputed HSI/SF Combined Sales and (ii) 30%,
      -----
multiplied by 25% or (y) SF shall pay to HSI an amount (the "SF Closing Sales
- -------------
Payment Amount") if positive, equal to the Undisputed HSI Sales minus the
                                                                -----
product of (i) Undisputed HSI/SF Combined Sales and (ii) 70%, multiplied by 25%.


                (f) The authorized representatives of each of HSI and SF shall have the right at reasonable times and on reasonable notice, at the sole expense of each of them, to review and/or audit the books and records of HSI and SF, respectively, relating to the Estimated HSI Sales, on the one hand, and the Estimated SF Sales, as well as the work papers of their respective independent public accountants, in each case solely for the purpose of verifying the Estimated HSI Sales and the Estimated SF Sales. Such right of review must be completed within forty-five (45) Business Days after the Agreement Date. If prior to the end of such review period, either HSI or SF in good faith disagrees with or disputes the accuracy of the Estimated HSI Sales on the one hand, or the Estimated SF Sales, on the other hand, then HSI or SF, as the case may be, shall deliver to the other party a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a "HSI/SF Sales Dispute Statement" (and, to the extent Estimated HSI Sales or Estimated SF Sales, are not subject to any HSI/SF Sales Dispute Statement, such Estimated HSI Sales or Estimated SF Sales are hereinafter referred to as "Undisputed HSI Sales" and "Undisputed SF Sales", respectively)). If prior to the end of the above referenced forty-five (45) Business Day review period following the Agreement Date, either HSI or SF shall fail to deliver a HSI/SF Sales Dispute Statement, then the Estimated HSI Sales or the Estimated SF Sales, as the case may be, shall be deemed to equal both the HSI Sales and Undisputed HSI Sales, on the one hand, or the SF Sales and Undisputed SF Sales on the other hand. If, however, either HSI or SF shall have delivered an HSI/SF Sales Dispute Statement prior to the end of such review period, then HSI and SF will attempt in good faith to resolve all differences with regard to the determination of HSI Sales and/or SF Sales during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and SF), the HSI Sales and/or SF Sales shall be determined as set forth in Section 2.3(i) of this Agreement.

                (g) Within ten (10) days after the determination of SF Sales and HSI Sales, HSI shall pay SF an amount equal to the amount, if any, by which
(I) the SF Sales minus the product of (i) HSI/SF Combined Sales and (ii) 30%,
                 -----
multiplied by 25% exceeds (II) the HSI Closing Sales Payment Amount.
- ---------- --

                (h) Within ten (10) days after the determination of HSI Sales and SF Sales, SF shall pay to HSI an amount equal to the amount, if any, by which (I) the HSI Sales minus the product of (i) HSI/SF Combined Sales and (ii)
                        -----
70%, multiplied by 25% exceeds (II) the SF Closing Sales Payment Amount.
     ---------- --

                (i) Written reports of disagreement or disputes with respect to any amounts referred to in Section 2.3(f) shall be prepared in concise form by HSI and SF and submitted, together with copies of any HSI/SF Sales Dispute Statements, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Section 2.2(f). Each of HSI and SF shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by HSI and SF to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of
(i) such firm's receipt of the report of disagreement or disputes submitted to it by HSI and SF pursuant to this Section 2.2(i) and (ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by HSI and SF as provided in this Section 2.2(i) will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI or SF, as the case may be, shall make the payments, if any, required by Sections 2.2(g) and (h).

                (j) Notwithstanding anything in this Section 2.3 to the contrary, no disagreement or dispute as to HSI Sales and/or SF Sales shall delay or prevent the Closing.

                (k) Notwithstanding anything in this Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to any provision of this Agreement against any amount due and payable by SF to HSI.

          2.4   Purchase of SF/Robin Business.
                -----------------------------

                (a) At the Closing, and in accordance with the terms and provisions of this Agreement, SF will assign, transfer, convey and deliver to Silverman's, and Silverman's will acquire from SF, all of the right, title and interest of SF in and to the SF/Robin Assets and the SF/Robin Business as a going concern, free and clear of all Encumbrances (other than Permitted Encumbrances and the liabilities and obligations referred to in Section 2.4(b)). Notwithstanding anything in this Agreement to the contrary, SF is not assigning, transferring, conveying or delivering to Silverman's any of the SF Excluded Assets. Silverman's shall initially use the SF/Robin Assets and the SF/Robin Business, together with the Silverman's Assets and the Silverman's Business, to conduct the Silverman's/Robin Business.

                (b) At the Closing, and in accordance with the terms and provisions of this Agreement, Silverman's is assuming and agreeing to pay, perform and discharge only the following obligations and liabilities relating to the SF/Robin Assets and the SF/Robin Business (collectively, the "Silverman's/Robin Assumed Liabilities"): all liabilities and obligations of SF arising after the Closing Date under the SF/Robin Contracts listed on Schedule 2.4(b) hereto.

                (c) Except as specifically provided in Section 2.4(b), Silverman's is not assuming, and shall not have any liability for, any liabilities or obligations of SF, or any liabilities or obligations which arose or may arise out of the operations of the SF/Robin Assets or the SF/Robin Business prior to the Closing Date, and SF shall pay, perform and discharge all such liabilities and obligations when due in the ordinary course of business. Without limitation to the generality of the foregoing, Silverman's is not assuming, and shall not have any liability, (a) for any income, franchise, sales, payroll, withholding or other taxes of SF, (b) for any expenses of SF related to the negotiation, preparation and execution of this Agreement, (c) as a "successor-in-interest" to SF with respect to the SF/Robin Business, (d) for any accounts payable of SF, or (e) for any matter or thing set forth on Schedule 2.4(c).

                (d) As total consideration for the assets and business being sold, transferred, conveyed and delivered to Silverman's by SF pursuant to this
Section 2.4, Silverman's shall:

                         (i)  Assume the Silverman's/Robin Assumed Liabilities;
     and

                         (ii) Pay SF the amount referred to in Section 2.4(e)(x) and (g) below; and

                         (iii) Pay SF any amount which may become due and payable pursuant to Section 2.5.2(a), 2.6.1(b) or 2.6.2(b), as the case may be.

                (e) In connection with the sale, transfer, conveyance and delivery to HSI by SF of the SF/Robin Assets and SF/Robin Business, at the Closing, (x) HSI shall pay SF an amount (the "Silverman's Closing Sales Payment Amount"), if positive, equal to the Undisputed SF/Robin Sales minus the product
                                                              -----
of (i) Undisputed Silverman's/Robin Combined Sales and (ii) 20%, multiplied by
                                                                 -------------
20% or (y) SF shall pay to HSI an amount (the "SF/Robin Closing Sales Payment Amount"), if positive, equal to the Undisputed Silverman's Sales minus the
                                                                 -----
product of (i) Undisputed Silverman's/Robin Combined Sales and (ii) 80%, multiplied by 20%.
- ---------- --

                (f) The authorized representatives of each of Silverman's, on the one hand, and SF, on the other hand, shall have the right at reasonable times and on reasonable notice, at the sole expense of each of them, to review and/or audit the books and records of Silverman's, on the one hand, and SF, on the other hand, relating to the Estimated Silverman's Sales, on the one hand, and the Estimated SF/Robin Sales, on the other hand, as well as the work papers of their respective independent public accountants, in each case solely for the purpose of verifying the Estimated Silverman's Sales and the Estimated SF/Robin Sales. Such right of review must be completed within forty-five (45) Business Days after the Agreement Date. If prior to the end of such review period, either Silverman's on the one hand, or SF, on the other hand, in good faith disagrees with or disputes the accuracy of the Estimated Silverman's Sales, on the one hand, or the Estimated SF/Robin Sales, on the other hand, then Silverman's or SF, as the case may be, shall deliver to the other party a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a "Silverman's/Robin Sales Dispute Statement" (and, to the extent Estimated Silverman's Sales or Estimated SF/Robin Sales are not subject to any Silverman's/Robin Sales Dispute Statement, such Estimated Silverman's Sales or Estimated SF/Robin Sales are hereinafter referred to as "Undisputed Silverman's Sales" and "Undisputed SF/Robin Sales," respectively)). If prior to the end of the above referenced forty-five (45) Business Day review period following the Agreement Date, either Silverman's or SF shall fail to deliver a Silverman's/Robin Sales Dispute Statement, then the Estimated Silverman's Sales or the Estimated SF/Robin Sales, as the case may be, shall be deemed to equal both the Silverman's Sales and Undisputed Silverman's Sales, on the one hand, or the SF/Robin Sales and Undisputed Silverman's Sales, on the other hand. If, however, either Silverman's or SF shall have delivered a Silverman's/Robin Sales Dispute Statement prior to the end of such review period, then Silverman's and SF will attempt in good faith to resolve all differences with regard to the determination of Silverman's Sales and/or SF/Robin Sales during the next twenty (20) Business Day period commencing after the end of such review period. If Silverman's and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by Silverman's and SF), the Silverman's Sales and/or SF/Robin Sales shall be determined as set forth in Section 2.4(i) of this Agreement.

                (g) Within ten (10) days after the determination of SF/Robin Sales and Silverman's Sales, HSI shall pay SF an amount equal to the amount, if any, by which (I) the SF/Robin Sales minus the product of (i) Silverman's/Robin
                                     -----
Combined Sales and (ii) 20%, multiplied by 20% exceeds (II) the Silverman's
                             ---------- --
Closing Sales Payment Amount.

                (h) Within ten (10) days after the determination of Silverman's Sales and SF/Robin Sales, SF shall pay to HSI an amount equal to the amount, if any, by which (I) the Silverman's Sales minus the product of (i)
                                        -----
Silverman's/Robin Combined Sales and (ii) 80%, multiplied by 20%, exceeds (II)
                                               ---------- --
the SF/Robin Closing Sales Payment Amount.

                (i) Written reports of disagreement or disputes with respect to any amounts referred to in Section 2.4(f) shall be prepared in concise form by Silverman's, on the one hand, and SF, on the other hand, and submitted, together with copies of any Silverman's/Robin Sales Dispute Statements, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Section 2.2(f). Each of Silverman's, on the one hand, and SF, on the other hand, shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by Silverman's and SF to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of (i) such firm's receipt of the report of disagreement or disputes submitted to it by Silverman's, on the one hand, and SF, on the other hand, pursuant to this Section 2.4(i) and (ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by Silverman's, on the one hand, and SF, on the other hand, as provided in this
Section 2.4(i) will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI, on the one hand, or SF, on the other hand, as the case may be, shall make the payments, if any, required by Sections 2.4(g) and (h).

                (j) Notwithstanding anything in this Section 2.4 to the contrary, no disagreement or dispute as to Silverman's Sales and/or SF/Robin Sales shall delay or prevent the Closing.

                (k) Notwithstanding anything in this Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to any provision of this Agreement against any amount due and payable by SF to HSI.

          2.5   Adjusted Purchase Price Determination.
                -------------------------------------

                2.5.1    Designated Territory Adjusted Purchase Price.
                         --------------------------------------------

                (a) If Designated Territory Sales exceed the Combined Designated Territory Net Sales Base by more than the Inflation Rate, then HSI shall pay to SF an amount equal to the product of (i) Excess Designated Territory Sales and (ii) 30%, multiplied by 25%; provided, however, that in no
                              -------------      --------  -------
event shall such amount exceed $2,000,000.

                (b) If the Combined Designated Territory Net Sales Base exceeds Designated Territory Sales by more than the Inflation Rate, then SF shall pay to HSI an amount equal to the product of (i) Shortfall Designated Territory Sales and (ii) 40%, multiplied by 25%; provided, however, that in no event shall such
              -------------      --------  -------
amount exceed $2,000,000.

                (c) HSI shall have the right to offset any amount otherwise due and payable by HSI pursuant to Section 2.5.1(a) against any amount due and payable by SF or Olson, as the case may be, to HSI (i) pursuant to this Section
2.5 or (ii) as a result of any Losses incurred by any Buyer Claimant in connection with a breach of a representation, warranty or covenant contained in this Agreement.

                (d) Not more than three (3) months after the first anniversary of the Closing Date, HSI shall prepare a statement, signed by its chief financial officer, providing reasonable detail as to the computation of the Estimated Designated Territory Sales (such statement is hereinafter referred to as the "Designated Territory Sales Statement"). The authorized representatives of SF shall have the right at reasonable times and on reasonable notice, at the sole expense of SF, to review and/or audit the books and records of HSI relating to the Estimated Designated Territory Sales and the Designated Territory Sales Statement, as well as the work papers of HSI's independent public accountants, solely for the purpose of verifying the amounts and computations set forth in the Designated Territory Sales Statement. Such right of review must be completed within thirty (30) Business Days after receipt of such Statement by SF. If prior to the end of such review period, SF in good faith disagrees with or disputes the accuracy of the Estimated Designated Territory Sales and/or the Designated Territory Sales Statement, then SF shall deliver to HSI a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a Designated Territory Sales Dispute Statement"). If prior to the end of the above referenced thirty (30) Business Day review period following the receipt of the Designated Territory Sales Statement, SF shall fail to deliver a Designated Territory Sales Dispute Statement, then the Designated Territory Sales and the Designated Territory Sales Statement shall be deemed final and the Estimated Designated Territory Sales as set forth therein shall be deemed to equal the Designated Territory Sales. If, however, SF shall have delivered a Designated Territory Sales Dispute Statement prior to the end of such review period, then HSI and SF will attempt in good faith to resolve all differences with regard to the determination of Designated Territory Sales during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and SF), the Designated Territory Sales shall be determined as set forth in
Section 2.5.3 of this Agreement.

                (e) Notwithstanding anything herein to the contrary, the term "Designated Territory Sales" as used in this Section 2.5.1 shall not include Net Sales attributable to any Overlapping Designated Territory Business acquired by HSI or any of the Affiliates after the Closing Date.

                (f) Notwithstanding anything in this Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to any provision of this Agreement against any amount due and payable by SF to HSI.

                     2.5.1.1  Interim Designated Territory Adjusted Purchase
                              ----------------------------------------------
Price.
- -----

                (a) Notwithstanding anything in this Agreement to the contrary, during the period between the Agreement Date and the Closing Date SF shall not employ, hire or otherwise engage any additional field sales personnel without the prior written consent of HSI (which consent shall be given or withheld in the sole discretion of HSI). Any such additional field sales personnel employed by SF with the permission of HSI are hereinafter referred to collectively as "New Sales Reps."

                (b) Within twenty (20) Business Days after the third full calendar month following the Closing Date, HSI shall prepare a statement (the "Estimated New Reps Sales Statement") setting forth its computation of Estimated New Reps Sales. Upon completion of the Estimated New Reps Sales Statement, HSI will deliver the Estimated New Reps Sales Statement to SF. Following receipt of the Estimated New Reps Sales Statement, SF will have a period of ten (10) Business Days to review the Estimated New Reps Sales Statement. In connection with such review, the authorized representatives of SF shall have the right at reasonable times and on reasonable notice, at the sole expense of SF, to review and/or audit the books and records of HSI relating to the Estimated New Reps Sales Statement, as well as the work papers of its independent public accountants, solely for the purpose of computing the Estimated New Reps Sales. If prior to the end of such review periods SF in good faith disagrees with or disputes the accuracy of the Estimated New Reps Sales, then Pattison shall deliver to HSI a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a "New Reps Sale Dispute Statement" (and, to the extent Estimated New Reps Sales are not subject to any New Reps Sales Dispute Statement, such Estimated New Reps Sales re hereinafter referred to as "Undisputed New Reps Sales")). If prior to the end of the above referenced ten (10) Business Day review period following receipt of the Estimated New Reps Sales Statement, SF shall fail to deliver a New Reps Sales Dispute Statement, then the Estimated New Reps Sales shall be deemed to equal both the New Reps Sales and Undisputed New Reps Sales. If, however, SF shall have delivered a New Reps Sales Dispute Statement prior to the end of such review period, then HSI and SF will attempt in good faith to resolve all differences with regard to the determination of New Reps Sales during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and SF), the New Reps Sales shall be determined as set forth in Section 2.5.1.1(c) of this Agreement.

                (c) Written reports of disagreement or disputes with respect to any amounts referred to in Section 2.5.1.1(b) shall be prepared in concise form by HSI and SF and submitted, together with copies of any New Reps Sales Dispute Statement, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Section 2.5.1.1(b). Each of HSI and SF shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by HSI and SF to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of
(i) such firm's receipt of the report of disagreement or disputes submitted to it by HSI and SF pursuant to this Section 2.5.1.1(c) and (ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by HSI and SF as provided in this Section 2.5.1.1(c) will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI shall make the payment, if any, referred to in Section 2.5.1.1(d) of this Agreement.

                (d) Within ten (10) days after the determination of New Reps Sales, HSI shall pay SF an amount equal to the product of (i) News Reps Sales and (ii) 20%.

                (e) Notwithstanding anything in this Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to FS pursuant to any provision of this Agreement against any amount due and payable by SF to HSI.

                2.5.2    Silverman's/Robin Related Adjusted Purchase Price.
                         -------------------------------------------------

                (a) If Silverman's/Robin Sales exceed the Combined Silverman's/Robin Net Sales Base by more than the Inflation Rate, then HSI shall pay to SF an amount equal to the product of (i) Excess Silverman's/Robin Sales and (ii) 20%, multiplied by 20%; provided, however, that in no event shall such
              ---------- --      --------  -------
amount exceed $1,000,000.

                (b) If the Combined Silverman's/Robin Net Sales Base exceeds Silverman's/Robin Sales by more than the Inflation Rate, then SF shall pay to HSI an amount equal to the product of (i) Shortfall Silverman's/Robin Sales and
(ii) 50%, multiplied by 20%; provided, however, that in no event shall such
          ---------- --      --------  -------
amount exceed $1,000,000.

                (c) HSI shall have the right to offset any amount otherwise due and payable by HSI pursuant to Section 2.5.2(a) against any amount due and payable by SF or Olson, as the case may be, to HSI (i) pursuant to this Section
2.5 or (ii) as a result of any Losses incurred by any Buyer Claimant in connection with a breach of a representation, warranty or covenant contained in this Agreement.

                (d) Not more than three (3) months after the first anniversary of the Closing Date, HSI shall prepare a statement, signed by its chief financial officer, providing reasonable detail as to the computation of the Estimated Silverman's/Robin Sales (such statement is hereinafter referred to as the "Silverman's/Robin Sales Statement"). The authorized representatives of SF shall have the right at reasonable times and on reasonable notice, at the sole expense of SF, to review and/or audit the books and records of HSI relating to the Estimated Silverman's/Robin Sales and the Silverman's/Robin Sales Statement, as well as the work papers of HSI's independent public accountants, solely for the purpose of verifying the amounts and computations set forth in the Silverman's/Robin Sales Statement. Such right of review must be completed within thirty (30) Business Days after receipt of such Statement by SF. If prior to the end of such review period, SF in good faith disagrees with or disputes the accuracy of the Estimated Silverman's/Robin Sales and/or the Silverman's/Robin Sales Statement, then SF shall deliver to HSI a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a "Silverman's/Robin Sales Dispute Statement"). If prior to the end of the above referenced thirty (30) Business Day review period following the receipt of the Silverman's/Robin Sales Statement, SF shall fail to deliver a Silverman's/Robin Sales Dispute Statement, then the Silverman's/Robin Sales and the Silverman's/Robin Sales Statement shall be deemed final and the Estimated Silverman's/Robin Sales as set forth therein shall be deemed to equal the Silverman's/Robin Sales. If, however, SF shall have delivered a Silverman's/Robin Sales Dispute Statement prior to the end of such review period, then HSI and SF will attempt in good faith to resolve all differences with regard to the determination of Silverman's/Robin Sales during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and SF), the Silverman's/Robin Sales shall be determined as set forth in Section 2.5.3 of this Agreement.

                (e) Notwithstanding anything herein to the contrary, the term "Silverman's/Robin Sales" as used in this Section 2.5.2 shall not include Net Sales attributable to any Overlapping Business acquired by HSI or any of the Affiliates after the Closing Date.

                (f) Notwithstanding anything in this Agreement to the contrary, HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to any provision of this Agreement against any amount due and Payable by SF to HSI.

                2.5.3    Dispute Resolution.  Written reports of disagreement or
                         ------------------
disputes with respect to any amounts referred to in Section 2.5.1 or 2.5.2 shall be prepared in concise form by HSI and SF and submitted, together with copies of any Adjusted Purchase Price Dispute Statement, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Sections 2.5.1(d) or 2.5.2(d), as the case may be. Each of HSI and SF shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by HSI and SF to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of (i) such firm's receipt of the report of disagreement or disputes submitted to it by HSI and SF pursuant to this Section 2.5.3 and (ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by HSI and SF as provided in this Section 2.5.3 will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI or SF, as the case may be, shall make the payments, if any, required by Sections 2.5.1 and 2.5.2. The fees and expenses of the Third Accountants shall be paid one-half by HSI and one-half by SF.

          2.6   Options.
                -------

                2.6.1    Put Options.  (a)  At any time after the fifth
                         -----------
anniversary of the Closing Date, SF may, at its option, by written notice given to HSI, elect to receive the balance of the purchase price for the SF Designated Territory Related Business and the SF Designated Territory Assets for an amount equal to the greater of (i) the product of (x) 30% and (y) HSI/SF Combined Average Eligible Sales, multiplied by 25% and (ii)
                        ---------- --
the product of (x) HSI/SF Combined Average Eligible Sales and (y) the HSI Net Margin Factor, multiplied by 30% minus, in either case, the SF Share of the
               ---------- --     -----
Overlapping Designated Territory Business Purchase Price; provided, however, if
                                                          --------  -------
HSI or any of its Affiliates shall hereafter acquire one or more Overlapping Designated Territory Businesses and the Goodwill purchased as a result of any such single acquisition or series of related acquisitions (or, in the case of any acquisition structured as a "pooling," the amount of Goodwill which would have resulted therefrom if the transaction was not structured as a "pooling") equals or exceeds $1,000,000, then the foregoing clause (ii) shall not be applicable.

                (b) At any time after the fifth anniversary of the Closing Date, SF may, at its option, by written notice given to HSI, elect to receive the balance of the purchase price for the SF/Robin Business and the SF/Robin Assets for an amount equal to the greater of (i) the product of (x) 20% and (y) Silverman's/Robin Average Eligible Sales, multiplied by 20% and (ii) the product
                                          ---------- --
of (x) Silverman's/Robin Average Eligible Sales and (y) the HSI Net Margin Factor, multiplied by 20% minus, in either case, the SF Share of the Overlapping
        ---------- --     -----
Business Purchase Price; provided, however, if HSI or any of its Affiliates
                         --------  -------
(including Silverman's) shall hereafter acquire one or more Overlapping Businesses and the Goodwill purchased as a result of any such single acquisition or series of related acquisitions (or, in the case of any acquisition structured as a "pooling," the amount of Goodwill which would have resulted therefrom if the transaction was not structured as a "pooling") equals or exceeds $1,000,000, then the foregoing clause (ii) shall not be applicable.

                2.6.2    Call Options.  (a)  At any time after the seventh
                         ------------
anniversary of the Closing Date, provided the option under Section 2.6.1(a) has not been exercised, HSI may, at its option, by written notice given to SF, elect to pay the balance of the purchase price for the SF Designated Territory Related Business and the SF Designated Territory Assets for an amount equal to the greater of (i) the product of (x) 30% and (y) HSI/SF Average Eligible Sales, multiplied by 25% and (ii) the product of (x) HSI/SF Average Eligible Sales and
- ---------- --
(y) the HSI Net Margin Factor, multiplied by 30% minus, in either case, the SF
                               ---------- --     -----
Share of the Overlapping Designated Territory Business Purchase Price; provided,
                                                                       --------
however, if HSI or any of its Affiliates shall hereafter acquire one or more
- -------
Overlapping Designated Territory Businesses and the Goodwill purchased as a result of any such single acquisition or series of related acquisitions (or, in the case of any acquisition structured as a "pooling," the amount of Goodwill which would have resulted therefrom if the transaction was not structured as a "pooling") equals or exceeds $1,000,000, then the foregoing clause (ii) shall not be applicable.

                (b) At any time after the seventh anniversary of the Closing Date, provided the option under Section 2.6.1(b) has not been exercised, HSI may, at its option, by written notice given to SF, elect to pay the balance of the purchase price for the SF/Robin Business and the SF/Robin Assets for an amount equal to the greater of (i) the product of (x) 20% and (y) Silverman's/Robin Average Eligible Sales, multiplied by 20% and (ii) the product
                                          ---------- --
of (x) Silverman's/Robin Average Eligible Sales and (y) the HSI

Net Margin Factor, multiplied by 20% minus, in either case, the SF Share of the
                   ---------- --     -----
Overlapping Business Purchase Price; provided, however, if HSI or any of its
                                     --------  -------
Affiliates (including Silverman's) shall hereafter acquire one or more Overlapping Businesses and the Goodwill purchased as a result of any such single acquisition or series of related acquisitions (or, in the case of any acquisition structured as a "pooling," the amount of Goodwill which would have resulted therefrom if the transaction was not structured as a "pooling") equals or exceeds $1,000,000, then the foregoing clause (ii) shall not be applicable.

                2.6.3    Determination of HSI/SF Average Sales, Silverman's/
                         ---------------------------------------------------
Robin Average Eligible Sales, Goodwill, SF Share of the Overlapping Designated
- ------------------------------------------------------------------------------
Territory Business Purchase Price and the SF Share of the Overlapping Business
- ------------------------------------------------------------------------------
Purchase Price.  Not more than three (3) months after the exercise of any option
- --------------
pursuant to Section 2.6.1 or 2.6.2, HSI shall prepare a statement, signed by its chief financial officer, providing reasonable detail as to the computation of the Estimated HSI/SF Average Eligible Sales or Estimated Silverman's/ Robin Eligible Sales, as the case may be, and, if applicable, the Estimated Goodwill, the Estimated SF Share of Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, (such statement is hereinafter referred to as the "Option Statement"). The authorized representatives of SF shall have the right at reasonable times and on reasonable notice, at the sole expense of SF, to review and/or audit the books and records of HSI relating to the Estimated HSI/SF Average Eligible Sales and/or Estimated Silverman's/Robin Average Eligible Sales, and, if applicable, the Estimated Goodwill, the Estimated SF Share of Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, and Option Statement, as well as the work papers of HSI's independent public accountants, solely for the purpose of verifying the amounts and computations set forth in the Option Statement. Such right of review must be completed within thirty (30) Business Days after receipt of such Statement by SF. If prior to the end of such review period, SF in good faith disagrees with or disputes the accuracy of the Estimated HSI/SF Average Eligible Sales, the Estimated Silverman's/Robin Average Eligible Sales, and, if applicable, the Estimated Goodwill, the Estimated SF Share of Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, and/or the Option Statement, then SF shall deliver to HSI a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (an "Option Dispute Statement"). If prior to the end of the above referenced thirty (30) Business Day review period following the receipt of the Option Statement, SF shall fail to deliver an Option Dispute Statement, then the Estimated HSI/SF Average Eligible Sales and/or the Silverman's/Robin Average Eligible Sales, and, if applicable, the Estimated Goodwill, the Estimated SF Share of Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, and the Option Statement shall be deemed final and the HSI/SF Average Eligible Sales and the Estimated Silverman's/Robin Average Eligible Sales and, if applicable, the Estimated Goodwill, the Estimated SF Share of the Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, as set forth therein shall be deemed to equal the HSI/SF Average Eligible Sales, the Silverman's/Robin Average Eligible Sales, and, if applicable, the Goodwill, the SF Share of the Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be.
If, however, SF shall have delivered an Option Dispute Statement prior to the end of such review period, then HSI and SF will attempt in good faith to resolve all differences with regard to the determination of HSI/SF Average Eligible Sales and the Silverman's/Robin Average Eligible Sales, and, if applicable, the Goodwill, during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and SF are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and SF), the HSI/SF Average Eligible Sales and/or Silverman's/Robin Average Eligible Sales, and, if applicable, the Goodwill, the SF Share of the Overlapping Designated Territory Business Purchase Price or the SF Share of the Overlapping Business Purchase Price, as the case may be, shall be determined as set forth in Section 2.6.4 of this Agreement.

                2.6.4    Dispute Resolution.  Written reports of disagreement or
                         ------------------
disputes with respect to any amounts referred to in Section 2.6.3 shall be prepared in concise form by HSI and SF and submitted, together with copies of any Option Dispute Statement, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Section 2.6.3. Each of HSI and SF shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by HSI and SF to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of (i) such firm's receipt of the report of disagreement or disputes submitted to it by HSI and SF pursuant to this Section 2.6.3 and
(ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by HSI and SF as provided in this Section 2.6.3 will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, HSI shall make the payments, if any, required by Sections 2.6.1 and 2.6.2. The fees and expenses of the Third Accountants shall be paid one-half by HSI and one-half by SF.

                2.6.5    Closing under Section 2.6.1 or 2.6.2.  If HSI or SF
                         ------------------------------------
exercises an option under Section 2.6.1 or 2.6.2, HSI and SF shall consummate the transactions contemplated thereby at HSI's offices at 10:00 a.m. (New York time) on the Business Day HSI designates, by written notice given to SF, which shall not be fewer than 10 days or more than 30 days after the determination of HSI/SF Average Eligible Sales, Silverman's/Robin Average Eligible Sales or Goodwill, as the case may be, pursuant to Section 2.6.3 above. At the closing,
(a) HSI shall pay the amount specified under Section 2.6.1 or 2.6.2, as the case may be, by wire transfer of immediately available funds to an account designated by SF at least three Business Days before the closing and
(b) the balance of the purchase price payable by HSI in respect of the SF Designated Territory Related Business or the SF/Robin Business, as the case may be, shall be deemed paid in full by HSI and HSI shall have no further obligation to SF relating thereto.

                2.6.6    Mandatory Exercise of Put Options.  Notwithstanding
                         ---------------------------------
anything in this Section 2.6 to the contrary, if, as and when (x) the SF Note shall become due and payable (whether at stated maturity, by acceleration or otherwise), or (y) the Accounts Payable Default (as such term is defined in
Section 6.1(b)) has occurred, then, at HSI's sole option upon written notice to SF, SF shall be deemed to have exercised its option under Section 2.6.1(a) and/or (b), a closing with respect to such exercise shall occur in accordance with Section 2.6.5 and at the closing HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to Section 2.6.1(a) and/or (b) against any amount then due and payable by SF to HSI pursuant to the SF Note or as a result of the Accounts Payable Default, as the case may be.

          2.7   HSI Bridge Loan.  (a) In order to facilitate all the payments
                ---------------
which have to be made by SF at the Closing, including without limitation, the payments described on Schedule 7.9 hereto, HSI shall loan SF an aggregate of $2,800,000 pursuant to, and in accordance with the terms of, a promissory note in the form of Exhibit 2.7 hereto (the "SF Note"). SF shall use the proceeds of the loan solely for purposes of making the payment described on Schedule 7.9 and repayment of the Pattison Note.

                (b) HSI shall have the right to offset any amount otherwise due and payable by HSI to SF pursuant to any provision in this Agreement against any amount due and payable by SF to HSI pursuant to the SF Note.

          2.8   HSI Common Stock.  Notwithstanding anything to the contrary in
                ----------------
Sections 2.5 or 2.6, at the option of HSI, in lieu of making any cash payment required to be made by HSI in accordance with the terms of Sections 2.5 and 2.6, HSI may tender payment by means of the delivery of one (1) or more certificates representing shares of HSI Common Stock and any such payment shall be deemed to satisfy any cash payment obligation of HSI; provided, however, that without the
                                            --------  -------
prior consent of SF, fifty percent (50%) of any payment to be made by HSI in accordance with the terms of Section 2.5 and/or 2.6 must be paid in cash. If HSI shall so deliver any such shares of HSI Common Stock, such shares shall be freely tradeable under the Securities Act or HSI shall cause such shares to be registered for resale under the Securities Act within 180 days of the delivery thereof. For purposes of determining the number of shares of HSI Common Stock to be delivered in lieu of a cash payment, the HSI Common Stock so delivered shall be valued at the average of the per share closing sales prices for the HSI Common Stock on the NASDAQ-NMS (or any national exchange on which shares of HSI Common Stock are then traded) for the ten (10) trading days immediately preceding the date on which the HSI Common Stock is tendered as payment.

          2.9   Allocation of Purchase Price.  The purchase price for the
                ----------------------------
Acquired Assets shall be allocated for federal, state, local and foreign tax purposes by each party among the Acquired Assets sold, transferred and assigned hereunder and the covenant contained in Article IX below as determined by HSI and approved by Olson, acting on behalf of himself and SF (such approval not to be unreasonably withheld or delayed), not later than three months after the Closing Date. For all pertinent tax purposes each party hereto shall report the purchase and sale and assignment provided for, and with the characterization given these transactions, in this Agreement to taxing authorities on a basis consistent with such allocation, and each party agrees not to take a position inconsistent with such allocation. After the Closing, each of HSI and SF shall timely file form 8594 with the IRS detailing this allocation. In the event that HSI determines, subject to Olson's reasonable approval, that any adjustments to such allocation are necessary, each of SF and Olson shall make such modifications as are necessary reporting the same on form 8594 (if required) or any tax report or return filed or to be filed by each of SF and Olson in order to conform to HSI's allocation as adjusted.

          2.10  Nonassignable Contracts and Authorizations.  To the extent that
                ------------------------------------------
the assignment of any Assumed Contract or Authorization to be assigned to HSI or Silverman's pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. Each of SF and Olson shall use all reasonable efforts, and HSI and/or Silverman's, as the case may be, shall cooperate where appropriate, to obtain any consent necessary to any such assignment where such consent is requested by HSI and/or Silverman's. If any such consent is not obtained, each of SF and Olson shall cooperate with HSI and/or Silverman's, as the case may be, in any reasonable arrangement designed to provide for HSI and/or Silverman's, as the case may be, the benefit, monetary or otherwise, of any such Assumed Contract or Authorization including enforcement of any and all rights of SF, Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business against the other party thereto arising out of a breach or cancellation thereof by such other party or otherwise.

          2.11  Control of Acquired Business During Adjustment Period.  Each of
                -----------------------------------------------------
SF and Olson acknowledges that, notwithstanding any other provision of this Agreement (including, without limitation, Sections 2.5 and 2.6), HSI shall have sole authority and control over the conduct of the Designated Territory Business and the Silverman's/Robin Business during the 12-month period following the Closing Date and thereafter, including, without limitation, all decisions relating to products, pricing, sourcing and marketing programs. In addition, HSI, in its absolute discretion, may determine to merge itself, Silverman's or any subsidiaries of either of them into any Affiliate, to acquire the stock or assets of another business or otherwise go into new businesses or undertake new operations or activities, to consolidate all or part of the operations of HSI with any Affiliate, or to liquidate or terminate all or part of the Designated Territory Business and the Silverman's/Robin Business or to terminate any part of its business, and liquidate its or any subsidiary's assets or any part thereof. Any action referred to in this Section 2.11 undertaken by HSI shall be without prejudice to any right of SF or Olson to seek monetary damages as a result of such action.

          2.12  Guarantee of Performance by SF.  From and after the Closing
                ------------------------------
Date, Olson unconditionally and irrevocably guarantees the full payment and/or performance of each obligation of SF under this Agreement, the SF Note, each of the other SF Closing Documents and the Pattison Agreement. This guaranty constitutes a guaranty of payment and performance when due and not of collection, and Olson specifically agrees that it shall not be necessary or required that HSI (or any other Buyer Claimant) exercise any right, assert any claim or demand or enforce any remedy whatsoever against SF before or as a condition to the obligations of Olson hereunder. At the Closing, Olson shall execute and deliver a guaranty in the form of Exhibit 2.12 hereto (the "Olson Guaranty").

          ARTICLE III  CLOSING
                       -------

          3.1  The Closing.  The Closing shall take place at 10:00 a.m. local
               -----------
time on June 24, 1996 or on such other date as may be agreed upon in writing by the parties hereto (the "Closing Date"), at the offices of counsel to HSI and Silverman's, Proskauer Rose Goetz & Mendelsohn LLP ("Proskauer"), 1585 Broadway, New York, New York.

          3.2  Obligations of SF and Olson.  At the Closing, SF and Olson shall
               ---------------------------
deliver to HSI and Silverman's the following:

               (a)  A Closing Inventory Report.

               (b) An opinion of Hanaway, Ross, Hanaway, Weidner & Bachhuber, S.C., counsel to SF and Olson, dated as of the Closing Date, in the form of annexed hereto as Exhibit 3.2(b).

               (c) In the case of Olson, a duly executed counterpart of the Employment Agreement.

               (d) Bills of Sale, duly executed by SF, in the forms annexed hereto as Exhibits 3.2(d)-1 and 3.2(d)-2.

               (e)  In the case of Olson, the duly executed Guaranty.

               (f)  If applicable, the SF Closing Sales Payment Amount.

               (g)  If applicable, the Silverman's Closing Sales Payment Amount.

               (h) Firstar Bank Milwaukee, N.A. (or its applicable affiliate) shall have delivered to SF and HSI a duly executed release of all Encumbrances against SF, the Acquired Assets, the SF Business, the Ex-Territory Business, the SF Designated Territory

Related Business and the SF/Robin Business, and all outstanding indebtedness owed to Firstar Bank Milwaukee, N.A. (or its applicable affiliate) by SF shall have been repaid.

               (i) Each of First Bank National Association ("FBNA") (or its applicable affiliate), Thompson-Schwinghammer, Inc. (d/b/a "FM Dental Supply") and John Thompson (collectively, the "FM Dental Related Parties") shall have advised SF and HSI in writing that it has no Encumbrances against SF, HSI, the Acquired Assets, the SF Business, the Ex-Territory Business, the SF Designated Territory Business, the SF/Robin Business, the Pattison Assets or the Pattison Business, nor will it assert any purported Encumbrance in the future; provided,
                                                                      --------
however, if the FM Dental Related Parties shall not have delivered a written
- -------
statement to the foregoing effect satisfactory to HSI, HSI and Silverman's may, in their sole discretion, consummate the Closing, but HSI shall have the right to withhold from the proceeds of the Closing Payments and/or the SF Note $1,000,000 (the "FM Dental Claim Amount") to satisfy any claim made by (or which could be made by) the FM Dental Related Parties against HSI, SF, the Acquired Assets, the SF Business, the Ex-Territory Business, the SF Business, the Ex-Territory Business, the SF-Designated Territory Business, the SF/Robin Business, the Pattison Assets or the Pattison Business. If any such claim by the FM Dental Related Parties shall not have been resolved within thirty (30) days after the Closing Date, HSI shall be entitled on its own behalf and on behalf of SF to compromise and settle any such claim directly with the FM Dental Related Parties. Any payment of the FM Dental Claim Amount by HSI to the FM Dental Related Parties shall be deemed for all purposes hereof to be a payment by HSI to SF in an amount equal to the FM Dental Claim Amount so paid which SF shall be deemed to have directed HSI to pay directly to the FM Dental Related Parties on behalf of SF. If after HSI has paid the FM Dental Related Parties in respect of any claim by the FM Dental Related Parties, there shall exist any surplus
FM Dental Claim Amount, HSI shall immediately pay such surplus to SF. Nothing in this Section 3.2(i) shall relieve SF from the performance of any obligation owed by SF to the FM Dental Related Parties or HSI, or impose any obligation on HSI to perform any such obligation on SF's behalf.

               (j) Such other instruments of assignment and conveyance as may be necessary or appropriate to fully and effectively transfer the Acquired Assets being transferred by SF in accordance with the terms of this Agreement.

          3.3  Obligations of HSI and Silverman's.  At the Closing, HSI and
               ----------------------------------
Silverman's shall deliver to SF and Olson the following:

               (a)  The SF Closing Inventory Payment.

               (b)  If applicable, the HSI Closing Sales Payment Amount.

               (c)  If applicable, the Silverman Closing Sales Payment Amount.

               (d) An opinion of Proskauer, dated as of the Closing Date, in the form annexed hereto as Exhibit 3.3(d).

               (g) Assumption Agreement, duly executed by HSI and Silverman's, in the form annexed hereto as Exhibits 3.3(e)-1 and 3.3(e)-2.


          ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                 SF AND OLSON
                                 ------------

          SF and Olson hereby jointly and severally represent and warrant to HSI and Silverman's as follows:

          4.1  Organization and Qualification.  SF is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and assets and to conduct the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business respectively, as it is now being conducted. SF is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of the business or the ownership of its assets requires such qualification.

          4.2  Authority.  Olson has all requisite legal capacity, and SF has
               ---------
all requisite corporate power and authority, to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings related hereto (collectively, the "SF Closing Documents") to which he or it is a party and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other SF Closing Documents have been duly authorized by all necessary corporate action on the part of SF (including the unanimous approval of the shareholders of SF). This Agreement does, and when executed by SF and Olson, the other SF Closing Documents shall, constitute the legal, valid and binding obligations of each of them, enforceable against SF and Olson in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

          4.3  No Breach.  Subject to Section 8.5(b) and except as set forth on
               ---------
Schedule 4.3 hereto, neither the execution and delivery of this Agreement or the other SF Closing Documents by SF and Olson nor the consummation of the transactions contemplated hereby or thereby will: (a) in the case of SF, violate any provision of the Certificate of Incorporation or By-Laws or other organizational documents of SF; (b) conflict with, result in a breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under any material agreement, document, certificate or other instrument to which SF or Olson is a party or by which SF or Olson or any of its or his properties or assets (including the Acquired Assets) is subject or bound; (c) result in the creation of, or give any party the right to create, any Encumbrance upon assets or properties of SF or Olson (including the Acquired Assets); (d) conflict with, violate, result in a breach of or constitute a default under any judgment, decree, order, or process of any court or governmental authority;
(e) conflict with or violate any material statute, law or regulation applicable to the SF Business, the
Ex-Territory Business, the SF Designated Territory Related Business, the SF/Robin Business, the Acquired Assets, SF or Olson; or (f) require SF or Olson to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental or regulatory authority.

          4.4  Financial Statements and Sales Information.  (a)  Prior to the
               ------------------------------------------
date hereof, SF has delivered to HSI the SF Financial Statements (to the extent required by the definition thereof) attached hereto as Schedule 4.4A. Such Financial Statements have been prepared from, and are in accordance with, the books and records of SF, present fairly the financial position and results of operations of the Acquired Assets, the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business as of and for the periods set forth therein in accordance with GAAP and are true, correct and complete in all material respects, except as set forth on Schedule 4.4B.

               (b) The books and records of SF are accurate and complete and have been maintained in accordance with good business practices.

          4.5  Absence of Certain Changes or Events.  Except as set forth on
               ------------------------------------
Schedule 4.5 hereto and the transactions contemplated by the Pattison Agreement, since December 31, 1995:

               (a) Each of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business has been conducted and the Acquired Assets have been acquired, owned and operated only in the ordinary and usual course consistent with past practice.

               (b) Neither the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business nor the Acquired Assets have suffered any event or condition that has had a Material Adverse Effect.

               (c) Neither SF or Olson has become aware of any event or condition that has occurred or would reasonably be expected to occur that could result in a Material Adverse Effect.

          4.6  Assets.  SF has good and freely transferable title to all of the
               ------
Acquired Assets, free and clear of all Encumbrances (other than, in the case of Acquired Assets which do not constitute Purchased Inventory, Permitted Encumbrances), and has the complete and unrestricted power and right to sell and/or transfer the Acquired Assets in accordance with the terms hereof. Each item of equipment included in the Acquired Assets is and will when delivered be adequate for the uses to which it is being put as of the Closing Date, is and will when delivered be in good order and working condition, ordinary wear and tear excepted, and have no material defects, and no condition exists or will when such equipment is delivered exist which interferes with the value thereof or the use thereof in the manner used by SF, in connection with the operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business prior to the date hereof. SF has maintained such equipment in accordance with good business practices. Except as set forth on Schedule 4.6, the Acquired Assets constitute all of the properties and assets used by SF and Olson in connection with the operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business and include all of the properties and assets necessary to operate the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business as such businesses have been operated immediately prior to the date hereof.

          4.7  Real Property.  Schedule 4.7 sets forth an accurate and complete
               -------------
list of all Real Property owned by SF and all leases of Real Property used in the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business.

          4.8  Intellectual Property.  Schedule 4.8 hereto lists all licenses of
               ---------------------
Intellectual Property to or from any of SF or Olson with respect to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business. No currently outstanding claims have been asserted either orally or in writing to any of SF or Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, by any Person challenging the validity of or alleging infringement by, or misuse of, any Intellectual Property used by SF or Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, or challenging or questioning the validity or enforceability of any license or agreement referred to on Schedule 4.8, no such claims have been asserted during the last five years, and there is no valid basis for any such claim. Except as set forth on Schedule 4.8, none of SF or Olson nor the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business has, nor has SF or Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business been alleged to have, infringed upon or violated any Intellectual Property right or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. None of SF or Olson nor the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business has asserted any currently outstanding claim of infringement, misappropriation or misuse of any Intellectual Property, nor has any of SF, Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business asserted any such claims during the last five years.

          4.9  Contracts and Commitments.  (a)  The contracts listed on Schedule
               -------------------------
4.9 are all of the leases, agreements, arrangements, contracts, commitments or understandings, written or oral, and whether legally binding or otherwise ("SF/Robin Contracts"), that relate to the SF Business, the Ex-Territory Business, the SF Designated

Territory Related Business or the SF/Robin Business (excluding (i) any SF/Robin Contract that involves a commitment by any of SF or Olson of less than $10,000 over the next 12 months and less than $50,000 over the balance of the term of the SF/Robin Contract and (ii) customer sales orders entered into in the ordinary course of business.)

               (b) None of SF or Olson nor the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business is in breach or default, nor is there any basis for any valid claim of breach or default by any of SF, Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, under any SF/Robin Contract. Except as set forth on Schedule 4.9, all SF/Robin Contracts are valid and in full force and effect, and neither the consummation of the transactions contemplated by this Agreement nor the consummation of the transactions contemplated by any other SF Closing Document will cause any SF/Robin Contract to cease to be valid and in full force and effect. None of the SF/Robin Contracts contain "change of control" provisions (i.e., provisions
                                                               ----
which would create a right against, or obligation of, SF as a result of the consummation of the transactions contemplated by this Agreement and the other SF Closing Documents). Accurate and complete copies of all SF/Robin Contracts, including all amendments thereto, have been heretofore delivered to HSI.

          4.10  Accounts Receivable.  Schedule 4.10 sets forth a complete and
                -------------------
accurate list of all accounts receivable of SF, including an aging thereof as of a date within five days of the date hereof. All of such accounts receivable (a) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's-length transactions, (b) constitute valid claims, (c) have not been and will not be extended or rolled over in order to make them current and (d) are not and will not be subject to counterclaims or setoffs. Not less than 95% of the accounts receivable of SF will be collected in full within 90 days of the date they were created.

          4.11  Inventory.  The Inventory of SF is described on Schedule 4.11.
                ---------
Such Inventory is of merchantable quality, free of defects in workmanship or design and is usable and salable by SF at normal profit margins and in accordance with historical sales practices in the ordinary course of the SF Business, the Robin Business or the SF/Robin Business. Such Inventory does not include any items which are obsolete, damaged, excessive, below standard quality or slow moving (i.e., items that are for discontinued or expected to be
                ----
discontinued product lines, or have a stated expiration date of 6 months or less from the Closing Date, or items that have not been used or sold within 6 months prior to the date hereof, or items that have not been sold within the customary inventory turnover cycle of SF, as the case may be, with respect to such item, or items for which there is excess capacity (i.e., more products are on hand of
                                             ----
any such item than have been sold in the past nine (9) months).

          4.12  Customers and Suppliers.  There have been no adverse changes and
                -----------------------
there are no facts known to SF or Olson which may reasonably be expected to indicate that any adverse change may occur in the business relationship of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business with any Person who was one of the fifteen largest customers or suppliers of any of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business as of the end of the 12-month period ending on December 31, 1995.

          4.13  Litigation, Etc.  Except as set forth on Schedule 4.13 hereto:
                ----------------

                (a) There has not been in the three years prior to the date hereof, nor is there currently, any claim, action, suit, inquiry, proceeding or, to the best knowledge of SF and Olson, investigation of any kind or nature whatsoever (including, but not limited to, products liability issues and Environmental Liabilities), by or before any court or governmental or other regulatory or administrative agency, commission or tribunal brought, asserted or initiated by or against SF or Olson, or pending or, to the best knowledge of SF and Olson, threatened against or involving the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business and which is material, or which questions or challenges the validity of this Agreement or any action taken or to be taken by SF or Olson pursuant to this Agreement or in connection with the transactions contemplated hereby. There is no valid basis for any such claim, action, suit, inquiry, proceeding or investigation.

                (b) None of SF or Olson is subject to any judgment, order or decree which may have a Material Adverse Effect.

          4.14  Employee Benefit Plans.  Schedule 4.14 hereto contains a
                ----------------------
complete and accurate list of all Employee Benefit Plans. Each Employee Benefit Plan complies and has been maintained and operated in all respects in accordance with its terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code, except where the failure to so comply would not cause a Material Adverse Effect.

          4.15  Compliance with Law; Necessary Authorizations.  (a)  Except as
                ---------------------------------------------
listed or described on Schedule 4.15(a) hereto, SF is and has been conducting the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business, marketing its products and owning and operating all of the Acquired Assets, in compliance with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Authorizations, judgments and decrees, including all Environmental Laws, of all federal, state, local, foreign or other governmental authorities, except, in any such case, where the failure to so conduct the SF Business, Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business or comply with any such laws, rules or regulations would not cause a Material Adverse Effect.

                (b) Schedule 4.15(b) lists or describes the material Authoriza-tions held or required by SF, the SF Business, the Ex-Territory Business, the SF Designated

Territory Related Business or the SF/Robin Business and, except as set forth in that schedule, all such Authorizations are in full force and effect, SF is in compliance with all such Authorizations and, to the best knowledge of SF and Olson, there is no reasonable basis for the revocation or suspension of any thereof. Except as set forth on Schedule 4.15(b), such Authorizations constitute all the permits, licenses, approvals, qualifications or the like issued by any regulatory authorities required for ownership of the Acquired Assets and the operation of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business, all of which are transferable and will be transferred to HSI or Silverman's, as the case may be, at Closing.

          4.16  Finders.  Neither SF or Olson, nor the SF Business, the Ex-
                -------
Territory Business, the SF Designated Territory Related Business or the SF/Robin Business or any of their respective Affiliates or any of their respective directors or officers, has taken any action that, directly or indirectly, would obligate HSI, Silverman's, or any of their respective Affiliates to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

          4.17  Consents and Approvals of Governmental Authorities.  Except as
                --------------------------------------------------
set forth on Schedule 4.17, no consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any domestic or foreign governmental or regulatory authority is required in connection with the execution, delivery and performance by SF or Olson of this Agreement or the consummation by SF and Olson of the transactions contemplated hereby.

          4.18  Related Party Transactions; Intercompany Accounts.  Except as
                -------------------------------------------------
set forth on Schedule 4.18 hereto, there are no SF/Robin Contracts between any of SF or Olson, on one hand, and any stockholder, director, officer or Affiliate (including Olson) of SF (each, a "Related Party"), on the other; in each case, other than routine employment agreements in the ordinary course of business (and which are terminable without penalty in not more than 30 days). Set forth on
Schedule 4.18 is a true and complete list of each transaction during the prior 18 months between any of SF or Olson with respect to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, on one hand, and any Related Party, on the other hand. No amounts are owed by or to any of SF or Olson with respect to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business to or by any Related Party, and no amount is owed by or to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business to or by any of SF or Olson or any Related Party.

                     ARTICLE V REPRESENTATIONS AND WARRANTIES
                               ------------------------------
                               OF HSI AND SILVERMAN'S
                               ----------------------

          HSI and Silverman's hereby, jointly and severally, represent and warrant to SF and Olson as follows:

          5.1  Organization and Qualification.  HSI and Silverman's are
               ------------------------------
corporations duly organized, validly existing and in good standing under the laws of Delaware and New York, respectively, with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each of HSI and Silverman's is duly qualified as a foreign corporation and is in good standing under the laws of such jurisdiction in which the conduct of the business or the ownership of its assets requires such qualification.

          5.2  Authority.  Each of HSI and Silverman's has all requisite
               ---------
corporate power and authority to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings relating hereto (collectively, the "HSI Closing Documents") to which it is a party and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other HSI Closing Documents have been duly authorized by all necessary corporate action on the part of HSI and Silverman's. This Agreement does, and when executed by HSI and Silverman's, the other HSI Closing Documents shall, constitute the legal, valid and binding obligations of each of them enforceable against HSI and Silverman's in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

          5.3  No Breach.  Subject to Sections 7.5(b) and 7.6(b) hereof, neither
               ---------
the execution and delivery of this Agreement by HSI or Silverman's nor the consummation of the transactions contemplated herein will: (i) violate any provision of the Certificate of Incorporation or By-laws of HSI or Silverman's;
(ii) conflict with, result in a breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or give any third party the right to terminate or modify, any material agreement or other instrument to which HSI or Silverman's is a party or by which it or any of its assets is bound; (iii) result in the creation of, or give any party the right to create, any Encumbrance, upon assets or properties of HSI, Silverman's, the HSI Designated Territory Related Assets or the Silverman's Assets; (iv) conflict with, violate, result in a breach of or constitute a default under any judgment, decree, order or process of any court or governmental authority; (v) conflict with or violate any material statute, law or regulation applicable to the business of HSI or Silverman's; or
(vi) require HSI or Silverman's to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental or regulatory authority.

          5.4  HSI Financial Statements and Sales Information.  Prior to the
               ----------------------------------------------
date hereof, HSI delivered to SF and Olson the HSI Financial Statements (to the extent required by the definition thereof) attached hereto as Schedule 5.4A. Such HSI Financial Statements have been prepared from, and are in accordance with, the books and records of HSI, present fairly the financial position and results of operations of the HSI Designated Territory Related Assets, the Silverman's Assets, the HSI Designated Territory Related Business and the Silverman's Business as of and for the periods set forth therein in accordance with GAAP and are true, correct and complete in all material respects, except as set forth on
Schedule 5.4B.

          5.5  Absence of Certain Changes or Events.  Except as set forth on
               ------------------------------------
Schedule 5.5 hereto, since December 31, 1995:

               (a) The HSI Designated Territory Related Business and the Silverman's Business has been conducted and the HSI/Silverman's Assets have been acquired, owned and operated only in the ordinary and usual course consistent with past practice.

               (b) Neither the HSI Designated Territory Related Business or the Silverman's Business nor the HSI Designated Territory Related Assets or the Silverman's Assets have suffered any event or condition that has had a HSI Material Adverse Effect.

               (c) Neither HSI nor Silverman's has become aware of any event or condition that has occurred or would reasonably be expected to occur that could result in a HSI Material Adverse Effect.

          5.6  Customers and Suppliers.  There has not been any adverse change
               -----------------------
and there are no facts known to HSI or Silverman's which may reasonably be expected to indicate that any adverse change may occur in the business relationship of HSI, the HSI Designated Territory Related Business or Silverman's Business with any material customer.

          5.7  Litigation, Etc.  Except as set forth on Schedule 5.7 hereto:
               ----------------

               (a) There has not been in the three years prior to the date hereof, nor is there currently, any claim, action, suit, inquiry, proceeding or, to the best knowledge of HSI and Silverman's, investigation of any kind or nature whatsoever (including, but not limited to, products liability issues), by or before any court or governmental or other regulatory or administrative agency, commission or tribunal brought or asserted or initiated by or against HSI or Silverman's, or pending or, to the best knowledge of HSI and Silverman's, threatened against or involving the HSI Designated Territory Related Business or the Silverman's Business which is material, or which questions or challenges the validity of this Agreement or any action taken or to be taken by HSI or Silverman's pursuant to this Agreement or in connection with the transaction contemplated hereby. There is no valid basis for any such claim, action, suit, inquiry, proceeding or investigation.

               (b) Neither HSI nor Silverman's is subject to any judgment, order or decree which may have a material adverse effect on the HSI Designated Territory Related Business, the Silverman's Business, the HSI Designated Territory Related Assets or the Silverman's Assets.

          5.8  Finders.  None of HSI or Silverman's, any of their respective
               -------
Affiliates or any of their respective directors or officers, has taken any action that, directly or indirectly, would obligate SF or Olson or any of their Affiliates to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.


          ARTICLE VI  COVENANTS
                      ---------

          6.1  Certain Covenants of SF and Olson.  SF and Olson, jointly and
               ---------------------------------
severally hereby covenant that (unless HSI otherwise gives its written approval in its sole discretion) SF and Olson shall at their sole cost and expense take the actions set forth below:

               (a) At the Closing, SF and Olson shall pay or otherwise discharge all the amounts set forth on Schedule 7.9 which are then due and owing and SF and Olson shall thereafter pay or otherwise discharge in full all the Excluded Liabilities relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and/or the SF/Robin Business as such amounts shall become due in accordance with their terms.

               (b) Prior to the Closing, SF and Olson shall operate the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business in the ordinary course of business as historically conducted, and maintain the Acquired Assets in good operating condition and both prior to and after the Closing pay those debts and accounts payable relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business and the Acquired Assets (other than, after the Closing, those debts which constitute Assumed Liabilities) that are incurred by SF in the ordinary course of business and on a timely basis. Without limitation to the generality of the foregoing, SF and Olson shall use the proceeds of the Closing Payments and the HSI Loan for the purposes set forth on Schedule 7.9, including the payment of all accounts payable in full within 30 days after the Closing Date. If (i) SF shall not have paid and otherwise satisfied all such accounts payable by that date, (ii) the failure to so pay such accounts payable has caused, in the good faith determination of HSI, adverse consequences to any of the HSI Business, the Silverman's Business, the Acquired Assets, the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business and (iii) the Trade Creditor Payment Amount (as such term is defined in Section 7.9) is zero (the occurrence of the events described in the foregoing clauses
(i) through (iii) is hereinafter referred to as the "Accounts Payable Default"), then HSI, in its sole and absolute discretion, may (x) pay all or any portion of such accounts payable on behalf of SF, which shall promptly reimburse HSI for any such payment, plus interest thereon at the Prime Rate or (y) upon prior written notice to Olson, pay all or any portion of such accounts payable on behalf of SF and, as a consequence of any such payment by HSI, SF shall be deemed to have effected a mandatory exercise of its option under Section 2.6.1(a) and/or (b) in accordance with Section 2.6.6.

               (c) Prior to the Closing and after the Closing, SF and Olson shall afford HSI, its attorneys, accountants, consultants and representatives, free and full access to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business, and prior to and after the Closing Date, SF and Olson shall afford HSI, its attorneys, accountants, consultants and representatives free and full access to the Acquired Assets to be sold, transferred or assigned by either of them pursuant to this Agreement, the books and records of SF relating thereto and employees of SF who are familiar with the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business and the Acquired Assets, at all reasonable times upon reasonable notice and during normal business hours, and shall provide to HSI and its representatives such additional financial and operating data and other information as to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and/or the SF/Robin Business and the Acquired Assets pursuant to this Agreement as HSI shall from time to time reasonably request.

               (d) Prior to and after the Closing, SF and Olson shall use their respective reasonable efforts to preserve for HSI the goodwill of the customers and suppliers of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business, and others having business relations with SF and Olson with respect to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business and Acquired Assets, and prior to and after the Closing shall do all things reasonably requested by HSI for such purpose.

               (e) Prior to the Closing, SF and Olson shall promptly advise HSI in writing of the commencement or threat against SF or Olson of any suit, litigation or legal proceeding that relates to or might affect the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business or the Acquired Assets.

               (f) Prior to the Closing, neither SF or Olson shall give its permission to or authorize any officer, director, employee or representative to, solicit or enter into negotiations with any party, other than HSI and Silverman's, for the purchase and sale of any of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business or any of the Acquired Assets.

               (g) Prior to the Closing Date, none of SF or Olson shall dispose, encumber or cause any Encumbrance to be placed on the Acquired Assets (other than the disposition of Inventory in the ordinary course of business).

               (h) Prior to the Closing Date, neither SF or Olson shall amend or terminate any Assumed Contract.

               (i) Prior to the Closing Date, SF and Olson shall use their respective best efforts to take any action where the failure or omission to take such action would cause (i) any representation or warranty in Article IV hereof (but excluding any representation or warranty which specifically relates to an earlier date) to be untrue or incorrect as of the Closing or (ii) any of the conditions to the Closing not to be satisfied.

          6.2  Obtaining Consents.  Prior to and after the Closing, SF and Olson
               ------------------
shall use all reasonable efforts to obtain all consents to the assignment to HSI or Silverman's, as the case may be, of all of the Assumed Contracts and Authorizations of SF, in each case without any condition or qualification adverse to HSI or Silverman's, as the case may be. Prior to and after the Closing, HSI and Silverman's, on the one hand, and SF and Olson, on the other hand, shall use all reasonable efforts to obtain all consents, approvals and waivers from, and give all notices to, and make all declarations, filings and registrations with, any governmental and regulatory agencies that are required to consummate the transactions contemplated hereby and to permit the continued operation of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business and the HSI/Silverman's Business after the Closing Date as herein provided. HSI and Silverman's, on the one hand, and SF and Olson, on the other hand, shall coordinate and cooperate with one another and supply such assistance as may be reasonably requested by each in connection with the foregoing.

          6.3  Publicity.  Prior to the Closing, none of SF, Olson, HSI or
               ---------
Silverman's shall issue or make, or cause to have issued or made, the publication or dissemination of any press release or other announcement to divulge the existence of this Agreement or with respect to the transactions contemplated hereby, except after consultation with and prior approval of the other party hereto, which approval shall not be unreasonably withheld, and except as may be required by applicable law.

          6.4  Transfer and Retention of Records.  After the Closing Date,
               ---------------------------------
except as may be required for tax purposes, other regulatory purposes or Permitted Activities, none of SF or Olson nor any of their respective successors and assigns will retain any document, databases or other media embodying any confidential or proprietary information relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business which constitutes a part of the Acquired Assets or use, publish or disclose to any third person any such confidential or proprietary information relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business; provided, however, that SF
                                                     --------  -------
and Olson shall be entitled to retain copies of any of the foregoing to the extent necessary in connection with prosecuting of defending any matter not expressly assumed by HSI or Silverman's pursuant to this Agreement. SF and Olson shall take all actions requested by HSI to transfer records relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business to HSI or Silverman's which may include making duplicate copies of any records retained by SF and Olson in the form of papers or computer media.

          6.5  Product Replacement and Repairs.  After the Closing Date, HSI or
               -------------------------------
Silverman's will, subject to the following sentence, honor all outstanding warranties and guaranties and other claims for replacements, repairs and credits, relating to products or services of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business shipped, sold or furnished by SF prior to the Closing Date, or relating to
Purchased Inventory.   Any claims in respect of returned or damaged products
accepted by HSI or Silverman's shall be for the account of SF, which shall promptly reimburse HSI or Silverman's, as the case may be, for the cost thereof.

          6.6  Employee Matters.  (a)  HSI may, but shall not be required to,
               ----------------
offer employment to employees employed by SF in connection with the operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business on such terms as HSI in its sole discretion deems appropriate. Any such offers shall be on terms which HSI customarily hires new employees (e.g., without assumption of seniority). Alternatively, at HSI's request, SF shall continue its employment of all or a portion of its employees engaged in the operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business to assist HSI in its conduct of HSI Business or Silverman's Business, as the case may be, after the Closing date on an interim basis not exceeding 90 days. HSI shall reimburse SF for all actual payroll costs and related incidental costs incurred by it for continuing the employment of such employees for HSI's benefit.

               (b) Neither HSI nor Silverman's shall assume or be responsible in any way for the obligations, liabilities or responsibilities (i) of any Employee Benefit Plan of SF, (ii) of SF, any Affiliate or any fiduciary under, arising from, or with respect to any Employee Benefit Plan of SF or (iii) to any of SF's officers, directors, employees and agents, arising from or related to the transactions contemplated by this Agreement, including, without limitation, obligations, liabilities or responsibilities under the WARN Act. Neither HSI nor Silverman's shall be deemed to be a successor employer with respect to the employment of any employee of SF or with respect to any of Employee Benefit Plans of SF.

          6.7  Further Assurances.  After the Closing, HSI and Silverman's, on
               ------------------
the one hand, and SF and Olson, on the other hand, shall, and shall cause their respective Affiliates to, at the request and the expense of the other, execute and deliver such other instruments of conveyance and transfer and assumption and take such other action as may be reasonably requested so as to consummate the transactions contemplated hereby or otherwise to consummate the intent of this Agreement.

          6.8  Name Change.  SF hereby covenants and agrees that, promptly after
               -----------
the Closing, it shall file a certificate of amendment of certificate of incorporation of SF, and file appropriate documentation in those jurisdictions in which it is qualified to do business as a foreign corporation, changing its name from "San Francisco Dental Supply, Inc.", to a name that does not include any of the Intellectual Property.

          6.9  Certain Leased Property Related Matters.  Solely for the purpose
               ---------------------------------------
of facilitating the orderly transfer of the conduct of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Robin Business from SF to HSI, and Silverman's respectively, HSI shall reimburse SF for its actual out-of-pocket rental obligations incurred by it for continuing the rental of the following leased premises for the benefit of HSI and the Silverman's: (i) warehouse space under lease at 2201 S. Oneida Street, Green Bay, Wisconsin; (ii) warehouse space under lease at 3180 Coronet Way, Green Bay, Wisconsin; and (iii) facilities space under lease at Darby Commons Court, Georgetown Building, Bays 107 and 108, Folcroft West Business Park, Folcroft, Pennsylvania. Notwithstanding anything in the immediately preceding sentence to the contrary, unless otherwise requested by HSI, HSI shall have no obligation to reimburse SF in respect of any rental obligations incurred by it with respect to the leased premises referred to (x) in the foregoing clauses (i) and (ii) for any period beyond October 31, 1996 and (y) in the foregoing clause
(iii) for any period beyond August 31, 1996.

          ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS
                       -----------------------------------
                       OF HSI AND SILVERMAN'S
                       ----------------------

          The obligation of HSI and Silverman's under this Agreement to consum-mate the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by HSI and Silverman's:

          7.1  Representations and Warranties Accurate.  All representations and
               ---------------------------------------
warranties of SF and Olson contained in this Agreement and the other SF Closing Documents shall be true and accurate in all material respects on and as of the Closing Date as if made again at and as of such date.

          7.2  Performance by SF and Olson.  SF and Olson shall have performed
               ---------------------------
and complied with all agreements required by this Agreement and the other SF Closing Documents to be performed and complied with by each of them prior to or on the Closing Date.

          7.3  Certificate.  HSI and Silverman's shall have received a
               -----------
certificate, dated the Closing Date, signed on behalf of SF by a principal corporate officer of SF, and by Olson, in his individual capacity, to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

          7.4  Opinions of Counsel for SF and Olson.  HSI and Silverman's shall
               ------------------------------------
have received from counsel to SF and Olson a written opinion, dated the Closing Date, in the form annexed hereto as Exhibit 3.2(b).

          7.5  Authorization; Legal Prohibition.  (a)  SF and Olson shall have
               --------------------------------
delivered to HSI and Silverman's copies of the resolutions of the Board of Directors of SF and the stockholders of SF, in each case certified by the secretary or assistant secretary of SF, which resolutions shall unanimously approve and authorize the execution and delivery of this Agreement, the other SF Closing Documents and the consummation of the transactions contemplated hereby and thereby.

               (b) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted or threatened which (i) could reasonably be expected to result in a material adverse change in the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business; (ii) arises out of or relates to this Agreement or the transactions contemplated hereby; or (iii) questions the validity hereof or seeks to obtain substantial damages in respect thereof. On the date of the Closing, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

          7.6  Consents.  (a)  All notices to, and declarations, filings and
               --------
registrations with, and consents, approvals and waivers from, governmental and regulatory agencies (including, without limitation, the FTC and DOJ) required to consummate the transactions contemplated hereby and to permit the continued operation by HSI or Silverman's, as the case may be, of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business after the Closing Date, shall have been obtained and all consents to the assignment to HSI or Silverman's, as the case may be, of each of the Acquired Assets and Authorizations of SF shall have been obtained, in each case without any condition or qualification adverse to HSI or Silverman's, as the case may be.

               (b) On or prior to the Closing Date, HSI and Silverman's shall have obtained the consent of the Banks (as such term is defined in that certain Amended and Restated Credit Agreement, dated as of July 5, 1995 (the "Credit Agreement"), among Henry Schein, Inc., The Chase Manhattan Bank, N.A., Natwest Bank N.A., Cooperative Centrale Raiffeisen-Boerenleenbank, B.A. "Rabobank Nederland", New York Branch and European American Bank) to the transactions contemplated by this Agreement.

          7.7  Closing Deliveries.  HSI and Silverman's shall have received all
               ------------------
deliveries to be made to it pursuant to Article III of this Agreement.

          7.8  Absence of Adverse Changes.  There shall not have occurred since
               --------------------------
the date hereof (i) any material adverse change in the condition (financial or otherwise) or results of operations of or prospects of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business; or (ii) any other event, loss, damage, condition or state of facts of any character which can reasonably be expected materially and adversely to affect the business, financial condition, prospects, earnings, assets, properties, net worth or results of operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business.

          7.9  Payments by SF to Shareholders and Debtholders.  SF shall use the
               ----------------------------------------------
proceeds of the Closing Payments to (i) repurchase all of its outstanding equity securities (including, without limitation, any options, warrants or convertible securities) other than those held by Olson and (ii) repay, satisfy and discharge all outstanding indebtedness of SF, including, without limitation, all indebtedness reflected on the SF/Robin Financial Statements, in each case, as more particularly described on Schedule 7.9. Notwithstanding anything in this Agreement to the contrary, none of the proceeds from the Closing Payments and/or the SF Note shall be used by SF to make any payment referred to on Schedule 7.9 to be made to any shareholder of SF unless at and as of the Closing Date, HSI shall be satisfied that Schedule 7.9 adequately provides for the payment by SF of outstanding amounts owed to its trade creditors. If HSI shall not be so satisfied, HSI shall have the right to withhold from the proceeds of the Closing Payments and/or the SF Note an amount (the "Trade Creditor Payment Amount") estimated in good faith by HSI to be required to ensure that all such trade creditors are paid all amounts due and payable by SF, and HSI shall be entitled to pay the trade creditors of SF on behalf of SF and such payments shall be deemed for all purposes hereof to be a payment by HSI to SF in an amount equal to the Trade Creditor Payment Amount which SF shall be deemed to have directed HSI to pay directly to SF's trade creditors on behalf of SF. If after HSI has paid all such SF trade creditors, there shall exist any surplus Trade Creditor Payment Amount, HSI shall immediately pay such surplus to SF. Nothing in this
Section 7.9 shall relieve SF from the performance of any obligation owed by SF to any of its trade creditors or HSI, or impose any obligation on HSI to perform any such obligation on SF's behalf. In no event shall SF make any payment to Thomas F. Novotny or Larry Olson in respect of any SF debt or equity securities owned or held by either of them unless and until (i) all amounts due and payable by SF to its trade creditors as of the Closing Date shall have been paid and
(ii) all claims by the FM Dental Related Parties against SF, HSI, the Acquired Assets, the SF Business, the Ex-Territory Business, the SF/Robin Business, the Pattison Assets or the Pattison Business shall have been finally resolved to the satisfaction of HSI and, in connection with such resolution, HSI shall have received a release from each of the FM Dental Related Parties satisfactory to HSI.

          7.10 Satisfactory Completion of Due Diligence.  HSI and its
               ----------------------------------------
representatives (including, without limitation, its attorneys and accountants) shall have completed their due diligence review relating to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business, the SF/Robin Business, SF and the Acquired Assets, and the results of such review shall be satisfactory to HSI.

          7.11 Confirmation of Agreed Upon Ex-Territory Business Value.  HSI
               -------------------------------------------------------
shall have determined, following a review and/or audit of the books and records of SF, that the Agreed Upon Ex-Territory Business Value is not less than $2,383,231.

          7.12 Distribution Agreement.  HSI and SF shall have entered into a
               ----------------------
distribution agreement relating to the distribution of oats based medical and dental products, such agreement to be in form and substance mutually satisfactory to HSI and SF.

          7.13 Actions by SF.  SF shall have executed Bills of Sale in the form
               -------------
of Exhibits 3.2(d)-1 and 3.2(d)-2.

          7.14 Additional Documents, Etc.  SF and Olson shall have delivered to
               --------------------------
HSI and Silverman's such other documents, instruments and certificates as shall be reasonably requested by HSI or Silverman's or counsel to HSI and Silverman's for the purpose of effecting the transactions provided for and contemplated by this Agreement and the other HSI Closing Documents.


          ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF
                        --------------------------------------
                                 SF AND OLSON
                                -------------

          The obligations of SF and Olson under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by SF and Olson.

          8.1  Representations and Warranties Accurate.  All representations and
               ---------------------------------------
warranties of HSI and Silverman's contained in this Agreement and the other HSI Closing Documents shall be true and accurate in all material respects on and as of the Closing Date as if made again at and as of such date.

          8.2  Performance by Buyer.  HSI and Silverman's shall have performed
               --------------------
and complied with all agreements required by this Agreement and the other HSI Closing Documents to be performed and complied with by it prior to or on the Closing Date.

          8.3  Certificate.  SF and Olson shall have received a certificate,
               -----------
dated the Closing Date, signed on behalf of HSI and Silverman's by a principal corporate officer of HSI and Silverman's, to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

          8.4  Opinion of Counsel for HSI and Silverman's.  SF and Olson shall
               ------------------------------------------
have received from Proskauer a written opinion, dated the Closing Date, in the form annexed hereto as Exhibit 3.3(d).

          8.5  Authorizations; Legal Prohibition.  (a)  HSI and Silverman's
               ---------------------------------
shall have delivered to SF and Olson copies of the resolutions of the Board of Directors of each of HSI and Silverman's and, if necessary in the case of Silverman's, resolutions of HSI, in its capacity as sole shareholder of Silverman's, certified by the secretary or assistant secretary of each of HSI and Silverman's, which resolutions shall approve and authorize the execution and delivery of this Agreement, the other HSI Closing Documents and the consummation of the transactions contemplated hereby and thereby.

               (b) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted which arises out of or relates to this Agreement or the transactions contemplated hereby or questions the validity hereof or seeks to obtain substantial damages in respect thereof. On the date of the Closing, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

          8.6  Closing Deliveries.  SF and Olson shall have received all
               ------------------
deliveries to be made to each of them pursuant to Article III of this Agreement.

          8.7  Actions by HSI and Silverman's.  HSI shall have executed a
               ------------------------------
counterpart to the Employment Agreement. HSI and Silverman's shall have executed Assumption Agreements in the form of Exhibits 3.3(e)-1 and 3.3(e)-2.

          8.8  Additional Documents, Etc.  HSI and Silverman's shall have
               --------------------------
delivered to SF and Olson such other documents, instruments and certificates as shall be reasonably requested by any of them or their counsel for the purpose of effecting the transactions provided for and contemplated by this Agreement and the other SF Closing Documents.


          ARTICLE IX  RESTRICTIVE COVENANTS
                      ---------------------

          9.1   Non-Competition.  None of SF or Olson nor any of their
                ---------------
respective Affiliates shall, until the later of a (x) period of five years after the date hereof and (y) two (2) years after the cessation of Olson's employment pursuant to the Employment Agreement, directly or indirectly, engage, anywhere in the world, in the sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to, or competes with, any product, process, good or service which any of HSI, Silverman's or SF has sold or offered or promoted for sale within the three years preceding the date hereof in connection with their respective businesses. Notwithstanding anything in the immediately preceding sentence to the contrary, nothing herein shall preclude (i) Olson from performing his duties pursuant to the Employment Agreement; (ii) SF from collecting existing receivables or satisfying their respective payables or any action reasonably related thereto,
(iii) SF selling or offering for sale within six (6) months after the date hereof any Non-Matching Inventory or Ineligible

Inventory not purchased by HSI pursuant to the terms of this Agreement or (iv) subject to the Employment Agreement, SF and Olson from engaging in the Oats Business (collectively, the "Permitted Activities").

          9.2   Non-Solicitation of Employees.  None of SF or Olson nor any of
                -----------------------------
their respective Affiliates shall directly or indirectly, for itself or himself or on behalf of any other Person, hire any employee of HSI (or any of its Affiliates), including, without limitation, any employees of SF that HSI (or any of its Affiliates) has hired in its sole discretion, or induce nor attempt to induce any such employee to leave his or her employment with HSI (or any of its Affiliates) at any time until the later of (x) five years from the date hereof and (y) two (2) years after the cessation of Olson's employment pursuant to the Employment Agreement.

          9.3   Non-Solicitation or Interference with Customers and Suppliers.
                -------------------------------------------------------------
None of SF or Olson nor any of their respective Affiliates shall, directly or indirectly, for itself or on behalf of any other Person, solicit, divert, take away or attempt to take away any customers of HSI (or any of its Affiliates) or suppliers or the business or patronage of any such customers or suppliers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between HSI (or any of its Affiliates) and any of its customers or suppliers or other Persons with whom it deals or contact for business purposes or enter into any business transaction with any such customers or suppliers or other Persons for any purpose at any time until the later of (x) five years from the date hereof and (y) two (2) years after the cessation of Olson's employment pursuant to the Employment Agreement. Notwithstanding anything in the immediately preceding sentence to the contrary, nothing herein shall preclude Olson from engaging in any of the Permitted Activities.

          9.4   Acknowledgements.  Each of SF and Olson acknowledges that, in
                ----------------
view of the nature of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business and the SF/Business and the business objectives of HSI in acquiring such business (or portions thereof) as herein provided, and the consideration paid to each of SF and Olson therefor, the restrictions contained in this Article IX are reasonably necessary to protect the legitimate business interests of HSI and that any violation of such restrictions will result in irreparable injury to HSI and the business HSI has acquired hereunder for which damages will not be an adequate remedy. Each of SF and Olson therefore acknowledges that, if any such restrictions are violated, HSI shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

          ARTICLE X  INDEMNIFICATION
                     ---------------

          10.1  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained in Articles IV and V of this Agreement shall survive until the third anniversary of the Closing Date.

          10.2  Indemnification by SF and Olson.  From and after the Closing,
                -------------------------------
each of SF and Olson shall jointly and severally indemnify and save HSI and its Affiliates (including, for this purpose, Silverman's), their respective directors, officers, employees, agents and representatives and all of their successors and assigns (collectively "Buyer Claimants" and individually "Buyer Claimant") harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including any reasonable attorneys' fees) (collectively, "Losses") asserted against, imposed upon or incurred by the Buyer Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of SF or Olson contained herein; (b) any breach of any covenant or obligation of SF or Olson contained herein; (c) any liability of SF or Olson or the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, except for the Assumed Liabilities; (d) noncompliance with any applicable bulk sales or similar laws (including laws which may impose transferee liability on HSI or an Affiliate (including, for this purpose, Silverman's) or create Encumbrances on any Acquired Assets relating to the liability of SF or Olson for sales, use or other taxes or withholdings arising out of the operations of the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business by SF or Olson); (e) any personal injuries, death or property damage arising from products sold by SF or Olson prior to the Closing Date; (f) any liability arising out of or related to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business prior to Closing, other than the Assumed Liabilities or the assertion against a Buyer Claimant of a claim which, if valid, would constitute a liability arising out of or related to the SF Business, the Ex-Territory Business, the SF Designated Territory Related Business or the SF/Robin Business, other than the Assumed Liabilities;
(g) any claim made against HSI or Silverman's by Above the Rest, Inc. or any of its Affiliates as a result of the transactions contemplated hereby or otherwise;
(h) any claim made against HSI or Silverman's by any FM Dental Related Party or any of their respective Affiliates as a result of the consummation of the transactions contemplated hereby, including, without limitation, the sale and purchase of the Purchased Inventory; and (i) any liability of SF or Olson under the WARN Act or any state equivalent.

          10.3  Indemnification by HSI and Silverman's.  From and after the
                --------------------------------------
Closing, HSI and Silverman's shall indemnify and save SF and Olson and their respective Affiliates and their respective directors, officers, employees, agents and representatives (collectively "Seller Claimants" and individually "Seller Claimant") harmless from and defend each of them from and against any and all Losses asserted against, imposed upon or incurred by the Seller Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of HSI and Silverman's contained herein;

(b) any breach of any covenant or obligation of HSI and Silverman's contained herein; (c) except as described in clause 10.2(e) above, HSI or Silverman's ownership of Acquired Assets and operation of their respective businesses from and after the Closing Date or any liability of HSI or Silverman's arising after the Closing Date under any Assumed Contract; (d) any personal injuries, death or property damage arising from products sold by HSI or Silverman's prior to the Closing Date; (e) any liability arising out of or related to the HSI Business or the Silverman's Business prior to Closing or the assertion against a Seller Claimant of a claim which, if valid, would constitute a liability arising out of or related to the HSI Business or the Silverman's Business; and (f) any liability of HSI or Silverman's under the WARN Act or any state equivalent.

          10.4  Indemnification Procedures.
                --------------------------

                (a) The rights and obligations of each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor") shall be governed by the following rules:

                     (i) The Indemnitee shall give prompt written notice to the Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained herein, stating the nature and basis of said claims and the amount thereof, to the extent known. No failure to give such notice shall affect the indemnification obligations of Indemnitor hereunder, except to the extent such failure materially prejudices such Indemnitor's ability successfully to defend the matter giving rise to the indemnification claim.

                    (ii) In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained herein, then upon the written acknowledgment by the Indemnitor within thirty (30) days of the bringing of such action, suit or proceeding that it is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that the claim is one with respect to which the Indemnitor is obligated to indemnify and that it will be able to pay the full amount of potential liability in connection with any such claim, the action, suit or proceeding (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate) may be defended by the Indemnitor. However, in the event the Indemnitor shall not offer reasonable assurances as to its financial capacity to satisfy any final judgment or settlement, the Indemnitee may assume the defense and dispose of the claim, after 30 days' prior written notice to the Indemnitor. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless (a) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such action, suit or proceeding or (b) the Indemnitee shall have reasonably concluded and specifically notified the Indemnitor that there may be specific defenses available to it which are different from or additional to those available to the Indemnitor, or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained herein.

                   (iii) In addition, in any event specified in clause (b) of the second sentence of subparagraph (ii) above, the Indemnitor, to the extent made necessary by such different or additional defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnitee. If Indemnitor and Indemnitee cannot agree on a mechanism to separate the defense of matters extending beyond the scope of indemnification, such matters shall be defended on the basis of joint consultation.

                    (iv) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The Indemnitor shall, at the Indemnitor's expense, make available to the Indemnitee and its attorneys and accountants all books and records of the Indemnitor relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend, without Indemnitee's consent, unless the Indemnitor fully indemnifies the Indemnitee for all losses, there is no finding or admission of violation of law by, or effect on any other claims that may be made against, the Indemnitee and the relief granted in connection therewith requires no action on the part of and has no effect on the Indemnitee.

                (c) In the event any claim of a right to indemnification is made by HSI or another indemnified party hereunder, such party may, at its sole option, satisfy all or a portion of its Losses by way of setoff against any payments due SF or Olson. Such right to setoff is without prejudice to any right of SF or Olson, as the case may be, to challenge its liability hereunder. This Section in no way constitutes a limitation on rights hereunder and HSI and each other indemnified party hereunder may seek full indemnification for all damages suffered and may pursue all rights and remedies available to it, at law or in equity, against any party hereto, jointly with other parties hereto or severally, without seeking recourse against any other party and without exercising any right of offset.

          ARTICLE XI  MISCELLANEOUS
                      -------------

          11.1  Termination.  (a)  This Agreement may be terminated at any time
                -----------
prior to the Closing Date:

                     (i)  by mutual consent of the parties hereto;

                    (ii)  by HSI, by written notice given to SF and Olson, if
     (A) any of the conditions set forth in Section 3.2 shall have become incapable of fulfillment and shall not have been waived by HSI and/or Silverman's or (B) there has been a material violation or breach by SF or Olson of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of HSI or Silverman's impossible and such violation or breach has not been waived by HSI or Silverman's, as the case may be; or

                   (iii) by Olson, acting on behalf of SF and himself, by written notice given to HSI and Silverman's, if (A) any of the conditions set forth in Section 3.3 shall have become incapable of fulfillment and shall not have been waived by SF and Olson or (B) there has been a material violation or breach by HSI or Silverman's of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of SF or Olson impossible and such violation or breach has not been waived by Olson, acting on behalf of SF and himself;

                    (iv)  by any of the parties hereto:

                          (A)  if a court of competent jurisdiction or
governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                          (B)  if the Closing Date shall not have occurred on or
before June 30, 1996; provided, however, that the right to terminate this
                      --------  -------
Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                (b) In the event of termination pursuant to Section 11.1(a) of this Agreement, written notice thereof shall forthwith be given as therein provided and this Agreement shall terminate, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                     (i) Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                    (ii) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (A) that the provision of this Section 11.1(b) and the proviso of Section 11.1(a)(iv)(B) of this Agreement shall remain in full force and effect and (B) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement; and

                   (iii) no party hereto shall use any confidential or proprietary information of any other party hereto which information was acquired solely in connection with the transactions contemplated hereby for the use in such party's business.

          11.2  Expenses.  Each party hereto shall pay its own expenses incurred
                --------
in connection with this Agreement, except as otherwise specified in this Agreement and except that all sales, transfer and other similar taxes, levies and charges that may be imposed, levied or assessed in connection with the consummation of the transactions contemplated hereby shall be borne by SF and Olson with respect to the Acquired Assets.

          11.3  Amendment.  This Agreement may not be terminated, amended,
                ---------
altered or supplemented except by a written agreement executed by the parties hereto.

          11.4  Entire Agreement.  This Agreement, including the schedules and
                ----------------
exhibits hereto, and the instruments and other documents delivered pursuant to this Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings of any kind between the parties respecting such subject matter. Each and every representation, warranty and covenant shall be deemed to include the information contained in the schedules thereto.

          11.5  Waivers.  Waiver by either party of either breach of or failure
                -------
to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

          11.6  Notices.  All notices, consents, directions, approvals,
                -------
instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any Person shall be in writing, and any such communication shall become effective five Business Days after being deposited in the United States mails, certified or registered, with appropriate postage prepaid for first class mail or, if delivered by hand or courier service or in the form of a telex, telecopy or telegram, when received (if received during normal business hours on a Business Day, or if not, then on the next Business Day thereafter), and shall be directed to the following address or telex or telecopy number:

          If to SF or Olson:

                San Francisco Dental Supply, Inc.
                2201 South Oneida Street
                Green Bay, Wisconsin  54304
                Attention:  Larry Olson
                Telecopier:  (414) 494-3386

          With copies to:

                Hanaway, Ross, Hanaway,
                  Weidner & Bachhuber, S.C.
                345 S. Jefferson Street
                Green Bay, Wisconsin  54301-4522
                Attention:  William S. Woodward, Esq.
                Telecopier:  (414) 432-4037

          If to HSI or Silverman's:

                Henry Schein, Inc.
                135 Duryea Road
                Melville, New York  11747
                Attention:  Mark E. Mlotek, Esq.
                Telecopier: (516) 843-5675

          With copies to:

                Proskauer Rose Goetz & Mendelsohn LLP
                1585 Broadway
                New York, New York  10036
                Attention:  Richard L. Goldberg, Esq.
                Telecopier: (212) 969-2900

or to such other address as a party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. Any notice which is so mailed shall be deemed delivered on the fourth Business Day (or Days) after mailing; any notice which is transmitted by telecopier shall be deemed delivered when transmitted to the telecopier number specified above and acknowledgement of receipt of such facsimile is received.

          11.7  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, and by the different parties hereto in separate counterparts each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same document.

          11.8  Governing Law; Submission to Jurisdiction.  This Agreement shall
                -----------------------------------------
be governed by, and construed in accordance with, the law of the State of New York, without regard to applicable principles of conflict of laws that might otherwise govern. Each of SF and Olson hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of SF and Olson irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.9  Binding Effect; Assignment.  This Agreement shall be binding
                --------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that none of SF or Olson shall assign or
                        --------
transfer this Agreement nor any right or obligation hereunder by operation of law or otherwise; further provided, that either HSI or Silverman's, in their
                  ------- --------
sole discretion, may (a) prior to the Closing Date, assign all or a portion of its rights hereunder to an Affiliate or Affiliates without the consent of SF or Olson and (b) after the Closing Date, may assign all or a portion of its rights hereunder to any Person without the consent of SF or Olson; further provided,
                                                            ------- --------
that no assignment shall relieve HSI or Silverman's of its obligations hereunder.

          11.10   Severability.  Any provision of this Agreement that shall be
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties to such instrument waive any provision of law that renders any provision thereof prohibited or unenforceable in any respect.

          11.11   Headings.  The headings contained in this Agreement (including
                  --------
the exhibits and schedules) are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.12   No Partnership; Etc.  Nothing contained in this Agreement
                  --------------------
shall constitute or be deemed a representation, agreement or understanding that the parties hereto are members of any partnership, joint venture, association, syndicate or other entity, and each of the parties hereto expressly disclaims the existence of any such relationship or arrangement.

          11.13   Third Parties.  Nothing herein is intended or shall be
                  -------------
construed to confer upon or give to any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                              SAN FRANCISCO DENTAL SUPPLY, INC.



                              By:__________________________________
                                   Authorized Officer



                              _____________________________________
                              Larry Olson



                              HENRY SCHEIN, INC.



                              By:__________________________________
                                   Authorized Officer



                              SILVERMAN'S DENTAL SUPPLY CORP.



                              By:__________________________________
                                   Authorized Officer

                                 Schedule 2.3(c)
                            (SF Excluded Liabilities)
                            -------------------------


          1. Legal, accounting, brokerage, finder's fees, taxes or other expenses incurred by SF, Olson or any of their respective Affiliates in connection with this Agreement or the consummation of the transactions contemplated hereby;

          2. Any intercompany debt or other liability or obligation of any nature between Olson and any past or present Affiliate, on the one hand, or SF and any past or present Affiliate, on the other hand;

          3.   Liabilities or obligations incurred by SF after the Closing;

          4. Any obligation or liability relating to any litigation or any claim arising out of any dispute, whether or not listed on any schedule hereto and regardless of whether accruing prior or subsequent to the Closing;

          5. Any liability for any federal, state, local or foreign income or other Taxes accrued to or incurred by Olson or SF or any of their respective Affiliates or relating to the SF/Robin Business, the SF Designated Territory Related Business or the Ex-Territory Business, operations, products or assets of Olson or SF or any of their respective Affiliates, or as a consequence of the transactions contemplated hereby;

          6. Any liability or costs (including, without limitation, costs of remediation) arising out of or relating to a Hazardous Discharge or the release, discharge or disposal of any solid wastes or the handling, storage, use, transportation or disposal of any of the foregoing, as these terms are defined by the Environmental Laws in, on, under or from facilities of SF at any time prior to the Closing regardless of whether such liability or costs arise before or after Closing and whether or not in breach of any representation or warranty under this Agreement;

          7. Any liability or obligation to employees, government agencies or other third parties in connection with any Employee Benefit Plan, option plan, pension plan or any other ERISA plan, or other Employee Benefit Plan and any health, dental or life insurance benefits, whether or not insured and whether or not disclosed on any schedule hereto;

          8. Any liability or obligation under any contract or commitment that is not an Assumed Contract or under any SF/Robin Contract which relates to any default in respect of such contract or other commitment or obligation of SF prior to the Closing Date;

          9. Any liability or obligation to employees in the nature of workmen's compensation relating to the period prior to the Closing, whether or not listed on any Schedule hereto and regardless of whether accruing prior or subsequent to the Closing;

          10. Any accounts payable, notes payable, bank debts, and/or debt to any officer, director or stockholder of SF;

          11. Any liability or obligation of any nature of SF or any of its Affiliates owed or claimed by any FM Dental Related Party relating to the Purchased Inventory or otherwise.

          12. Any liability or obligation of any nature of SF or any of its Affiliates owned or claimed by Above the Rest, Inc. or any of its Affiliates relating to the transactions contemplated by the Agreement or otherwise.

          13.  Any other liability not expressly included as an Assumed
Contract.